Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIST FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Tuesday, April 26, 2011:

The Notice of 2011 Annual Meeting and Proxy Statement, the Proxy Card, and the 2010 Annual Report to Shareholders are available at http://www.vistfc.com.

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2011

TO THE SHAREHOLDERS OF VIST FINANCIAL CORP.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of VIST Financial Corp. will be held at 10:00 A.M. (Eastern Time) on Tuesday, April 26, 2011, at the Reading Crowne Hotel (formerly Sheraton-Reading Hotel), 1741 Papermill Road, Wyomissing, Pennsylvania, 19610, for the following purposes:

  1.
  To elect four Class II Directors, each for a three-year term. The nominees of the Board of Directors for election as Class II Directors are Patrick J. Callahan, Robert D. Davis, Charles J. Hopkins, and Michael O'Donoghue.

  2.
  To consider and vote on an advisory (non-binding) vote on executive compensation.

  3.
  To ratify the appointment of Grant Thornton LLP as VIST's independent registered public accounting firm for the year 2011.

  4.
  To transact any such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

        In accordance with the bylaws of VIST and action of the Board of Directors, only those shareholders of record at the close of business on Monday, March 1, 2011, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        Your vote is important regardless of the number of shares that you own. Please submit your vote either by mail, via the Internet, or by person at the meeting. Giving your proxy by mail or via the Internet does not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Jenette L. Eck, Secretary

March 26, 2011

PROXY STATEMENT
Dated and to be mailed March 26, 2011

VIST FINANCIAL CORP.
1240 BROADCASTING ROAD
WYOMISSING PA 19610
610.478.9922

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2011

        Although we recommend that you read carefully the full text of the enclosed Proxy Statement, we have prepared the following "Questions and Answers" to assist you in understanding the voting procedures and information on each Proposal. We refer in the Proxy Statement to VIST Financial Corp. as "VIST" or the "Company."

QUESTIONS AND ANSWERS

Q.    What am I voting on?

A.
You may vote on the following matters at the 2011 Annual Meeting of Shareholders:

•
Election of four Class II Directors to a three-year term. The nominees of the Board of Directors are:

•
Patrick J. Callahan;

•
Robert D. Davis;

•
Charles J. Hopkins; and

•
Michael O'Donoghue.

•
To consider an advisory (non-binding) vote on executive compensation.

•
To ratify the appointment of Grant Thornton LLP as VIST's independent registered public accounting firm for the year ending December 31, 2011.

Q.    How does the Board of Directors recommend that I vote my shares?

A.
The Board of Directors recommends that you vote your shares as follows:

•
"FOR" the nominees of the Board of Directors for election as Class II Directors (see Matter No. 1);

•
"FOR" approval of the advisory (non-binding) vote on executive compensation (see Matter No. 2); and

•
"FOR" ratification of the appointment of Grant Thornton LLP as VIST's independent registered public accounting firm for the year ending December 31, 2011 (see Matter No. 3).

Q.    Who is entitled to vote?

A.
Shareholders of record as of the close of business on Monday, March 1, 2011.

Q.    How many votes do I have?

A.
Each share of common stock is entitled to one vote.

Q.    How do I vote?

A.
You may vote by completing and returning the enclosed proxy card or by voting in person at the meeting. In addition, you may be able to vote via the Internet, as described below.

        Voting by Proxy.    You may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal.

ON YOUR PROXY CARD:

  •
  Mark your selections;

  •
  Date and sign your name exactly as it appears on your card; and

  •
  Mail to Broadridge Investor Solutions, Inc. ("Broadridge") in the enclosed return envelope.

        Voting by Internet.    If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

        Voting in person.    If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot which will be available at the meeting.

        Should you have any questions on the procedure for voting your shares, please contact Broadridge, at 800.690.6903.

Q.    Can I revoke my proxy and change my vote after I have returned my proxy card?

A.
You may revoke your proxy at any time before it is exercised by either:

•
Submitting to the Secretary a written notice of revocation or a subsequently executed proxy card; or

•
Attending the meeting and voting in person.

Q.    What does it mean if I get more than one proxy card?

A.
Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all shares are voted. If you would like to inquire about having all of your accounts registered in the same name and address, please contact Broadridge, 800.690.6903.

Q.    What constitutes a quorum for the Annual Meeting?

A.
As of March 1, 2011, 6,577,735 shares of VIST Financial Corp. common stock were issued and outstanding, each of which will be entitled to one vote at the meeting. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy, your shares will be included for determining the presence of a quorum. Both abstentions and "broker non-votes" are also included for purposes of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.

Q.    Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the meeting?

A.
The nominees for election as Class II Directors who receive the highest number of votes cast, in person or by proxy, at the meeting will be elected as Class II Directors. Shareholders cannot cumulate votes for the election of directors. The affirmative vote of a majority of all votes cast, in person and by proxy, at the meeting is required to approve the other matters to be considered at the meeting. Under Pennsylvania law, abstentions and broker non-votes will not affect the outcome of any of the matters being voted on at the meeting.

Q.    Who will count the vote?

A.
A representative of Broadridge will tabulate the votes and act as the inspector of election.

Q.    Is my vote confidential?

A.
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner designed to protect your voting privacy. Your vote will not be disclosed either within VIST or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to management.

Q.    Who will bear the cost of soliciting votes for the Annual Meeting?

A.
VIST will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by the Company's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. VIST has retained the services of Broadridge to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries, and to tabulate votes at the meeting. VIST estimates that it will pay a fee of $25,000 for these services. In addition, VIST may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q.    What happens if additional proposals are presented at the Annual Meeting?

A.
Other than the proposals described in this proxy statement, VIST does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Donna Kowalski, Assistant Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.    May I propose actions for consideration at next year's Annual Meeting of Shareholders or nominate individuals to serve as directors?

A.
You may submit proposals for consideration at future annual shareholder meetings, including director nominations.

        Shareholder Proposals:    A shareholder who desires to submit a proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2012 in accordance with the rules of the Securities and Exchange Commission, must submit the proposal to us at our principal executive offices, 1240 Broadcasting Road, PO Box 6219, Wyomissing, Pennsylvania, 19610-0219, on or before November 25, 2011.

        A shareholder proposal submitted after November 25, 2011, or which does not otherwise meet the requirements of the Securities and Exchange Commission, will not be included in our proxy statement for the annual meeting to be held in 2012, but may nevertheless be presented at the annual meeting. To present a proposal at the annual meeting in 2012, a shareholder must submit a notice at our principal executive offices no earlier than January 20, 2012, and no later than February 26, 2012, containing the information specified in our bylaws. If the annual meeting in 2012 is not held within 30 days prior to or after April 26, 2012 (the anniversary date of the annual meeting in 2011), the notice must be delivered to or mailed and received at the principal executive offices within five days of mailing the notice of meeting or public disclosure of the meeting date.

        If the shareholder intending to present such a proposal has not provided us written notice of the matter on or after January 20, 2012 and on or before February 26, 2012 as required by our bylaws, the chairman of the meeting may declare the proposal out of order and, in any event, proxy holders of the Board of Directors would have discretionary authority to vote on such proposal at the meeting.

        Director Nominations:    Our bylaws permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.

        Nominations for directors made by shareholders, other than those made by management, must be made by notice in writing to the President no less than 60 days and no more than 90 days before the anniversary date of the immediately preceding annual meeting provided the meeting is held within 30 days of the date of the preceding year's annual meeting. The notification must contain the information specified in our bylaws. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure. As of the date of this proxy statement, we have not received a notice of nomination for election as a director from any shareholder.

        Copy of Bylaw Provisions:    You may contact our VIST's Corporate Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and for nominating director candidates.

MATTER NO. 1
ELECTION OF CLASS I DIRECTORS

General

        VIST's bylaws provide that its business shall be managed by a Board of Directors of not less than five and not more than twenty-five persons. The Board of Directors of the Company, as provided in the bylaws, is divided into three classes, with each being as nearly equal in number as possible. As of March 1, 2011, the Board of Directors consisted of thirteen members:

  •
  Class I—four members

  •
  Class II—four members

  •
  Class III—five members

        Under the bylaws, a vacancy on the Board of Directors is filled by the remaining members of the Board. If the vacancy results from death, resignation or removal of a director, the director elected to fill the vacancy will become a member of the Class in which the vacancy occurred. By comparison, persons elected by the Board of Directors in connection with an increase in the size of the Board are designated by the Board of Directors as belonging to either Class I, Class II, or Class III. In either case, the bylaws further provide that each director so elected remains a member of the Board of Directors until his or her successor is elected by shareholders at the next annual meeting of shareholders at which directors of the same Class are elected. Under Pennsylvania law and the Company's articles of incorporation, directors of the Company may be removed from office by a vote of shareholders only for cause.

        Under the bylaws, no person shall be eligible for nomination or for election to the Board of Directors of the Company once such person attains the age of 70 years, provided that the director was not elected pursuant to the terms of a definitive agreement of acquisition or merger approved by the Board of Directors of the Company. Directors in office on the date of the adoption of the mandatory retirement age are not subject to such provision.

        The term of office for each director in Class II expires on the date of the Annual Meeting of Shareholders on April 26, 2011. Four Class II directors have been nominated for election at the meeting to serve for three-year terms expiring on the date of the Annual Meeting of Shareholders in 2014. The four nominees for election as Class II directors receiving the highest number of votes at the meeting will be elected to serve as directors.

        Any shareholder who wishes to withhold authority to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. Management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

DIRECTOR INFORMATION

Nominees for Class II Directors to serve for a three-year term, expiring in 2014:

Patrick J. Callahan, age 52

        Mr. Callahan joined the Board of Directors in 2004 and is finance director for The DePaul Group. The DePaul Group is a multi-faceted $350 million organization encompassing a wide array of successful businesses and industries, with the primary focus on real estate, quarries and construction. Mr. Callahan brings experience not only in accounting and financial statement reporting, as he is a certified public accountant with thirty years of experience, but also brings a thorough knowledge of residential and commercial real estate finance, an expertise vitally important to our Board.

Robert D. Davis, age 63

        Mr. Davis is currently the president and chief executive officer of VIST Financial Corp. and VIST Bank, chairman of VIST Insurance LLC and VIST Capital Management LLC, and joined our Board in 2005. He was president and chief executive officer of Republic First Bank from 1999 to 2005, and regional president of Mellon PSFS from 1995 to 1998. We believe that for the Board to run efficiently and effectively, the election of Mr. Davis to the Board of Directors assists in keeping the Board abreast of management's progress on corporate initiatives. Additionally, we believe that Mr. Davis' previous broad experience at other financial institutions, including sales, marketing, commercial and consumer credit, insurance and wealth management, provides the Board with insight relevant to its strategic initiatives as well as the ongoing day-to-day management of a financial services company.

Charles J. Hopkins, age 60

        Mr. Hopkins is vice chair of VIST Insurance LLC, formerly serving as its president. He joined our Board of Directors in 1999 when we acquired Essick & Barr, Inc., a full service insurance agency. Prior to his service as president of Essick & Barr, Inc., he spent eight years as an underwriter for an insurance company. Mr. Hopkins brings valuable experience and knowledge of the insurance industry which supports our company's diversification initiatives and insurance product offerings.

Michael J. O'Donoghue, age 68

        Mr. O'Donoghue is a partner at the law firm Wisler Pearlstine, LLC and heads the firm's corporate and commercial business practice. He has served on our Board since 2004, and previously served on the Board of Directors of Madison Bank for ten years until it was acquired by VIST. He was recently appointed for a fourth five-year term on the Board of Southeastern Pennsylvania Transit Authority (SEPTA) where he chairs the Pension Committee and is a member of the Audit Committee. SEPTA has an annual operating budget of $1.2 billion. Mr. O'Donoghue has in the past represented publicly owned companies and has been a co-owner of several small businesses. As a public company in a highly regulated industry, we believe Mr. O'Donoghue's perspective as an attorney is valuable as a member of our Board.

        THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE ELECTION OF THESE CLASS II DIRECTORS.

Continuing Class III Directors whose term expires in April 2012:

James H. Burton, age 54

        Mr. Burton has served as a director since 2000. He is president of Manchester Copper Products, LLC, and chief operating officer of Island Sky Corporation, an Australian stock exchange listed company pioneering the development of air-to-water drinking water systems. He has substantial experience with internal operations of large companies and his experience with a foreign exchange brings unique experience and insight to our Board, and as chair of our Governance Committee.

Robert D. Carl III, age 57

        Mr. Carl is chairman, president and chief executive officer of CSCM Inc., an operator of diagnostic imaging clinics and has been a director of our company since 2008. Mr. Carl founded two companies. The first, Health Images, Inc., was a successful New York Stock Exchange listed company and was then sold at a favorable price. The second one, CSCM, Inc., is engaged in the same industry today. Mr. Carl is also a member of the Georgia Bar. Mr. Carl has proven his ability to develop, operate and manage a competitive and profitable business. That ability, along with his experience as an investor and officer in publicly held companies, qualify him to serve on our Board.

Philip E. Hughes, Jr., age 61

        Mr. Hughes is a certified public accountant and attorney at Larson Allen, a certified public accounting firm. He specializes in the area of federal and state taxation, specifically in the area of partnership taxation and sophisticated income tax planning for business enterprises and their entrepreneur owners. He also has extensive experience in the tax structuring of merger and acquisition transactions between business entities. Mr. Hughes was a founding shareholder and director of Madison Bank which we acquired in 2004. A member of our Board of Directors since 2005, his previous experience as a director of a financial institution as well as his accounting experience and background are a valuable contribution to our Board.

Frank C. Milewski, age 60

        A director since 2002, Mr. Milewski is regional president of Providence Service Corporation, a publicly traded company which provides services in the human services field. Formerly, he was the founder, president and chief executive officer of The ReDCo Group, which had revenue in excess of $35 million, when it was acquired by Providence Service Corporation in 2004. Mr. Milewski is responsible for oversight and direction of six separate operating companies in five states. Mr. Milewski's executive experience in a publicly traded company is valuable as a Board member, chair of our Audit Committee, and vice chair of our Board of Directors.

Harry J. O'Neill, III, age 61

        Mr. O'Neill is president of Empire Wrecking Company of Reading, Pennsylvania, and Empire Group. He is also president of Delaware Valley Contractors, Elk Environmental, and Empire Building Products (d/b/a Surplus Home Center). Mr. O'Neill has served as a director since 1984, and as our longest serving director, he has extensive knowledge of our operations and has been with us in varying economic climates. In addition to his experience with our company, his professional management experience is important to his effective service as a director.

Continuing Class I Directors whose term expires in April 2013:

Andrew J. Kuzneski, III, age 43

        Mr. Kuzneski has served on our Board of Directors since 2007. He is a principal at Kuzneski Financial Group, a privately owned insurance broker that provides employee benefits, property and casualty, and other lines of insurance products and services to both consumer and business clients. He is also president of Berkshire Securities Corporation, a private investment company that has invested in Pennsylvania based community and regional banks for over thirty years. Mr. Kuzneski's knowledge of the banking industry from an investor perspective, and his insurance industry knowledge and experience, are very valuable to our Board of Directors.

M. Domer Leibensperger, age 70

        Mr. Leibensperger is president of Leibensperger Funeral Homes, Inc. and is active as a real estate investor. He has served as a director since 2005. Mr. Leibensperger began his service to the Company as a director of VIST Bank in 1999. His strong ties to the community and leadership involvement in local civic organizations provide our Board with valuable insight regarding the local business and consumer environment.

Karen A. Rightmire, age 63

        Ms. Rightmire is the retired president of United Way of Berks County, where she served for twenty years. She has served on our Board of Directors since 1994 and serves as chair of our Human Resources Committee. Ms. Rightmire currently serves as Executive Director of the Wyomissing Foundation, a private foundation established in Berks County and formed for the promotion of charitable, scientific, literary and educational activities. We believe Ms. Rightmire's business experience and long history of involvement in community and human service organizations provides our Board with insight as to the economic challenges our customers are facing.

Alfred J. Weber, age 58

        Mr. Weber is president of Tweed-Weber, Inc., a management consulting firm, and has been a member of our Board of Directors since 1995, serving as our independent chairman since 2005. He has been in the consulting industry since 1974 and has been president of his own business since 1984. The fundamental focus of his work is to help clients build and implement strategies to gain and sustain competitive advantage in their marketplace. Mr. Weber's experience in leading change initiatives and talent management, and his aptitude in the area of strategic planning are important to our Board's effectiveness and to his role as chairman.

BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table shows the beneficial ownership of our common stock as of January 31, 2011 by each director and executive officer, and the directors and executive officers as a group. Unless otherwise indicated in a footnote, shares are not pledged as security.

Director and Executive Officer Stock Ownership

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Total Shares Outstanding
James H. Burton	23,816	(2)(3)	*
Patrick J. Callahan	24,828		*
Robert D. Carl, III	261,747	(4)	3.98%
Robert D. Davis	83,905	(5)	1.28%
Charles J. Hopkins	85,747		1.30%
Philip E. Hughes, Jr.	50,003	(6)	*
Andrew J. Kuzneski, III	145,078	(7)	2.21%
M. Domer Leibensperger	31,181		*
Frank C. Milewski	63,015	(8)	*
Michael J. O'Donoghue	27,041	(9)	*
Harry J. O'Neill, III	39,879		*
Karen A. Rightmire	41,576		*
Alfred J. Weber	43,749		*
Edward C. Barrett	50,692		*
Louis J. DeCesare, Jr.	8,756		*
Jenette L. Eck	22,645	(10)	*
Terry F. Favilla	16,931		*
Michael C. Herr	25,878		*
Christina S. McDonald	22,861		*
Neena M. Miller	12,572		*
All directors and executive officers as a group (20 persons)	1,058,078		16.09%

*
Less than 1% of the outstanding shares of common stock.

(1)
The amounts include the following shares of common stock that the individual has the right to acquire by April 1, 2011 by exercising outstanding stock options:

James H. Burton	13,311	Harry J. O'Neill, III	17,479
Patrick J. Callahan	12,702	Karen A. Rightmire	17,479
Robert D. Carl, III	7,000	Alfred J. Weber	17,479
Robert D. Davis	63,792	Edward C. Barrett	25,435
Charles J. Hopkins	14,948	Louis J. DeCesare, Jr.	7,556
Philip E. Hughes, Jr.	11,544	Jenette L. Eck	20,235
Andrew J. Kuzneski, III	8,000	Terry F. Favilla	14,731
M. Domer Leibensperger	17,479	Michael C. Herr	22,341
Frank C. Milewski	17,479	Christina S. McDonald	19,699
Michael J. O'Donoghue	12,702	Neena M. Miller	9,556
All directors and officers as a group	350,947
(2)
All shares held jointly with spouse.

(3)
Of such shares, 4,581 shares are pledged as security for a loan from a commercial bank.

(4)
Includes:

5,770 shares held by James Robert Currie Carl, a minor under UGTMA of Georgia;
5,770 shares held by Annelies Aemilia Currie Carl, a minor under UGTMA of Georgia;
10,805 shares held by Patricia A. Donahue Trust FBO James Robert Currie Carl;
10,805 shares held by Patricia A. Donahue Trust FBO Annelies Aemilia Currie Carl;
1,764 shares held by Robert D. Carl, III, QDT QTIP Trust; and 11,242 shares held by spouse.

(5)
Includes 9,852 shares held jointly with spouse.

(6)
Includes 20,439 shares held jointly with spouse.

(7)
Includes 121,550 shares held by Berkshire Securities Corp.

(8)
Includes 22,090 shares held jointly with spouse.

(9)
Includes 349 shares held jointly with spouse, and 233 shares held by spouse.

(10)
Includes 41 shares held jointly with spouse.

CORPORATE GOVERNANCE

        Our governing body is our Board of Directors. The Board is elected by and accountable to our shareholders to direct and oversee our management in the long-term interests of shareholders.

Corporate Governance Principles

        The Board has adopted corporate governance principles that, together with our articles of incorporation, bylaws, and the charters of our Board Committees, provide a framework for the governance of the Company. The principles are intended to assist the Board in the exercise of its responsibilities. As the operation of the Board is a dynamic and evolving process, these principles are reviewed annually and may be changed by the Board from time to time. A copy of these principles is available at our website at www.VISTfc.com, or by contacting the Corporate Secretary.

Director Independence

        The Board of Directors has affirmatively determined that James H. Burton, Patrick J. Callahan, Robert D. Carl, III, Philip E. Hughes, Jr., Andrew J. Kuzneski, III., M. Domer Leibensperger, Frank C. Milewski, Michael J. O'Donoghue, Harry J. O'Neill, III, Karen A. Rightmire, and Alfred J. Weber are independent within the meaning of the Nasdaq listing standards. In addition, all members of the Board serving on the Audit, Governance and Human Resources/Compensation Committees are independent within the meaning of the Nasdaq listing standards applicable to each committee. The Board determined that the following directors are not independent within the meaning of the Nasdaq listing standards: Robert D. Davis, President and Chief Executive Officer of the Company and VIST Bank, and Charles J. Hopkins, Vice Chairman of VIST Insurance, LLC, a wholly owned subsidiary of the Company.

        The Board has determined that a lending relationship resulting from a loan made by VIST Bank to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. The Board also determined that maintaining with VIST Bank a deposit, savings or similar account by a director or any of the director's affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers. Additional categories or types of transactions or relationships considered by the Board regarding director independence include, but are not limited to: reciprocal directorships ("director interlocks"), existing significant consulting relationships, an existing commercial relationship between the director's organization and VIST, or new business relationships that develop through Board membership.

        The independent directors meet regularly in executive session without management present. The Board has appointed an independent director to serve as Chairman of the Board. The Chairman also serves as chair of the Board's executive sessions (without management present).

Board Membership Criteria

        Each member of the Board must possess the individual qualities of integrity, high performance standards, mature confidence, informed judgment, and financial literacy. Each director is required to own a significant equity position in the Company. Non-employee directors are required to own stock worth at least three times their average annual director fees for the previous three years, and are required to receive 100% of their director fee payments in Company stock until this requirement is met.

Board Diversity

        The primary goal of director selection is to nominate individuals who, as a group, offer a range of specialized knowledge, skills, and expertise that can contribute to the successful operation of the Company. It is, therefore, critical that our Board bring the most valuable talent available to the boardroom by expanding the pool of potential nominees considered to include a more diverse range of qualified candidates who meet established criteria. However, fundamental characteristics, professional experience, skills and core competencies of a director should not, and need not, be waived to achieve diversity.

        VIST does not maintain a formal diversity policy regarding director selection. VIST will consider, but not choose based solely on, the distinctive skills, perspectives, and experiences that candidates diverse in gender, ethnic background, geographic origin, and professional experience (public, private, and non-profit sectors) each potential director nominee can bring to the boardroom.

Board Leadership Structure and Risk Oversight

        Until March 2005, we operated under the traditional leadership structure with our chief executive officer serving as chairman of the board. Upon the resignation of our chief executive officer in 2005, who also served as our chairman, our Board of Directors reevaluated the company's leadership structure. The Board of Directors determined that it would be preferable for one of our independent directors to serve as chairman of the board. The person our Board of Directors elected as chairman, Alfred J. Weber, had served as our Company's lead independent director.

        We believe it is our chief executive officer's responsibility to lead the Company and the chairman's responsibility to lead the Board. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent chairman whose sole job is leading the Board. In making its decision to change the leadership structure and appoint an independent chairman, the Board considered the time that an individual will be required to devote to the chief executive officer position in the financial services industry. By having another director serve as the chairman of the board, the chief executive officer can focus his or her entire energy on managing the Company.

        We believe our chief executive officer and our chairman have an excellent working relationship that has allowed our chief executive officer to focus on challenges that the Company is facing in the current environment in the financial services industry. By clearly delineating the role of the chairman position in our governance guidelines, we ensure that there is no duplication of effort between the chairman and the chief executive officer. We believe this provides strong leadership for our Board, while positioning our chief executive officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.

        Our Audit Committee is primarily responsible for overseeing the Company's risk management process on behalf of the full Board. The Company has appointed a chief risk officer who reports directly to the Audit Committee. The chief risk officer chairs the Company's Risk Management Committee which consists of management from each line of business. The Risk Management Committee meets on a bi-monthly basis. The primary objective of the Risk Management Committee is to ensure that adequate policies and procedures are in place and enforced so that the Company is operating safely and soundly and in the best interests of our shareholders and customers. The Committee reviews risk exposure limits to conform with any changes in the Company's strategy. The Risk Management Committee will review and approve new products and services and significant changes to existing products and services by conducting a thorough risk assessment. The Risk Management Committee also monitors events or actions that may affect our Company in achieving its objectives.

        The chief risk officer provides the Audit Committee with reports at least quarterly regarding the Company's assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors which also considers the Company's risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing the Company and the Company's general risk management strategy, and also ensure that the risks undertaken by the Company are consistent with the Board of Directors' appetite for risk. While the Audit Committee and Board of Directors oversee the Company's risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

        Pursuant to our bylaws and governance guidelines, our Board of Directors determines the best leadership structure for our company. As part of the self-evaluation process, the Board of Directors evaluates our leadership structure to ensure that the Board continues to provide the optimal structure for our company and shareholders. We recognize that different board leadership structures may be appropriate for companies in different situations. We believe our current leadership structure, with

Mr. Davis serving as chief executive officer, and Mr. Weber serving as chairman of the board, is the optimal structure for our Company at this time.

Code of Conduct

        We have adopted a Code of Conduct that includes a conflict of interest policy and applies to all directors, officers and employees. All of our directors, officers and employees are required to affirm in writing their acceptance of the Code of Conduct. The Code of Conduct is available for review at our website at www.VISTfc.com or by contacting the Corporate Secretary.

Communications With Directors

        The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the attention of the Corporate Secretary, VIST Financial Corp., P.O. Box 6219, Wyomissing, Pennsylvania 19610. Any such communication should state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward all such bona fide communications, with the exception of those clearly of a marketing nature, to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

        The Board has five committees: an Audit Committee, an Asset-Liability Committee, an Executive Committee, a Governance Committee, and a Human Resources/Compensation Committee. All committees are chaired by an independent director with the exception of the Asset-Liability Committee which is chaired by the Company's treasurer. The Governance Principles, Code of Conduct, and the charters for committees of the Board may be viewed at www.VISTfc.com or by contacting the Corporate Secretary.

        The following table shows the number of meetings and membership of the Board and committees during 2010. Our incumbent directors attended at least 75% of the aggregate of all meetings of our Board of Directors and committees on which they served. All directors are expected to attend the

Annual Meeting of Shareholders, and all our incumbent directors were present at our 2010 Annual Meeting of Shareholders.

Board Member	Board of Directors	Audit Committee	Asset- Liability Committee	Executive Committee	Governance Committee	Human Resources Committee
J. H. Burton	X	X		X	X
P. J. Callahan	X	X
R. D. Carl, III	X	X		X
R. D. Davis	X		X	X
C. J. Hopkins	X			X
P. E. Hughes, Jr.	X	X
A. J. Kuzneski, III	X			X	X	X
M. D. Leibensperger	X					X
F. C. Milewski	X	X	X	X	X
M. J. O'Donaghue	X		X			X
H. J. O'Neill, III	X	X
K. A. Rightmire	X			X	X	X
A. J. Weber	X			X	X	X
Total meetings held in 2010	15	9	4	4	5	8

        The following describes each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable laws and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment, with the exception of the Executive Committee, on which two employee directors serve, and the Asset-Liability Committee, on which our senior officers serve.

Asset-Liability Committee

        The committee is composed of three directors and twelve senior officers of the Company. The Asset-Liability Committee is responsible for monitoring the interest rate sensitivity of our assets and liabilities.

Audit Committee

        The Audit Committee is composed of six independent directors (as defined under Nasdaq listing standards) and operates under a written charter, which complies with the requirements of the Nasdaq listing standards and SEC rules and regulations. A copy of the Committee's charter as adopted by the Board of Directors is available at our website at www.VISTfc.com or by contacting the Corporate Secretary. The Audit Committee's duties include:

  •
  Appointing, compensating, and providing oversight of, our independent accountants;

  •
  Approving all audit and non-audit services to be performed by our independent accountants;

  •
  Reviewing the scope and results of the audit plans of the independent accountants and internal auditor;

  •
  Overseeing the scope and adequacy of our internal accounting control and recordkeeping systems;

  •
  Conferring independently with, and reviewing various reports generated by, our independent accountants;

  •
  Overseeing the scope and activities of the internal audit function; and

  •
  Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        The Board of Directors has designated Frank C. Milewski, as the Audit Committee financial expert, and has determined that Mr. Milewski is independent within the meaning of the Nasdaq listing standards.

Executive Committee

        The Executive Committee is composed of eight directors, six of whom are independent directors (as defined under Nasdaq listing standards) and two of whom are employee directors. The Committee operates under a written charter. A copy of the Committee's charter is available at our website at www.VISTfc.com or by contacting the Corporate Secretary. The Executive Committee's duties include:

  •
  Acting on matters that the Chairman of the Board has determined to be an emergency that should not be postponed until the next scheduled Board meeting and for which a special meeting of the Board is not practicable;

  •
  Serving as a sounding board for the chief executive officer in his/her strategic efforts; and

  •
  Taking such other action and do such other things as may be referred to it from time to time by the Board.

Governance Committee

        The Governance Committee is composed of five independent directors (as defined under Nasdaq listing standards) and operates under a written charter. The Committee's charter is available at our website at www.VISTfc.com or by contacting the Corporate Secretary. The Governance Committee's duties include:

  •
  Assisting the Board of Directors and management in developing and maintaining best practices in corporate governance;

  •
  Administering a process to measure the effectiveness of the Board of Directors; and

  •
  Recommending to the Board of Directors the criteria by which directors will be evaluated.

        The Governance Committee also serves as our Nominating Committee. The Committee believes that candidates for director should have certain minimum qualifications, and takes into consideration the following qualifications and attributes:

  •
  Current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

  •
  The ability and willingness to commit adequate time to Board and committee matters;

  •
  Personal qualities and characteristics, accomplishments and professional reputation; and

  •
  The fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, diverse, and responsive to our needs.

        The process for identifying and evaluating nominees is as follows:

  •
  In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term.

  •
  In the case of new director candidates, the Committee first determines whether the nominee is independent pursuant to applicable securities laws, and the rules and regulations of the Securities and Exchange Commission and Nasdaq. The Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee then meets to discuss and consider such candidates' qualifications and then recommends nominees to the Board of Directors.

  •
  The Committee will consider director candidates recommended by shareholders provided the procedures set forth under the Questions and Answers section of this Proxy Statement, in accordance with our bylaws, are followed. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

Compensation Committee

        The Human Resources Committee, which serves as the compensation committee, is composed of five independent directors (as defined under Nasdaq listing standards) and operates under a written charter. A copy of the charter is available at our website at www.VISTfc.com or by contacting the Corporate Secretary. Its duties include:

  •
  Reviewing our salary and benefits programs;

  •
  Addressing and making recommendations to the Board of Directors relating to employee matters, including compensation;

  •
  Evaluating the chief executive officer's performance;

  •
  Approving the chief executive officer's compensation level;

  •
  Reviewing and approving the recommendation of the chief executive officer for compensation levels of other executive officers;

  •
  Annually reviewing and approving the amount and compensation of directors, including incentive-compensation plans and equity-based plans;

  •
  Annually reviewing and approving the amount and compensation, including incentive-compensation plans and equity-based plans, for the chief executive officer and each other executive officer of the Company;

  •
  During the period of the Company's participation in the TARP Program, every six months, meeting with the chief risk officer to discuss, evaluate and review compensation plans for our senior executive officers ("SEOs") to ensure that such plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company;

  •
  During the period of the Company's participation in the TARP Program, every six months, meeting with the chief risk officer to discuss, evaluate and review all employee compensation plans to ensure that these plans do not encourage the manipulation of reported earnings of the Company to enhance the compensation of any of the Company's employees; and

  •
  Reviewing and approving the Compensation Discussion and Analysis ("CD&A") for inclusion in the Company's Annual Proxy Statement and Annual Report on Form 10-K.

 DIRECTOR COMPENSATION

        The following table sets forth certain information with respect to the compensation of our directors for the fiscal year ended 2010. We disclose the compensation that we paid to Mr. Davis in the Summary Compensation Table.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
James H. Burton	7,381	22,919	3,870	0	0	0		34,170
Patrick J. Callahan	7,155	21,395	3,870	0	0	0		32,420
Robert D. Carl, III	22,200	0	3,870	0	0	0		26,070
Charles J. Hopkins	0	7,050	0	0	0	451,845	(4)	458,895
Philip E. Hughes, Jr.	13	20,437	3,870	0	0	0		24,320
Andrew J. Kuzneski, III	27,800	0	3,870	0	0	0		31,670
M. Domer Leibensperger	14,096	7,554	3,870	0	0	0		25,520
Frank C. Milewski	18,967	18,933	3,870	0	0	0		41,770
Michael J. O'Donoghue	10,463	10,437	3,870	0	0	0		24,770
Harry J. O'Neill, III	29,850	0	3,870	0	12,419	0		46,139
Brian R. Rich(5)	17,233	0	3,870	0	0	0		21,103
Karen A. Rightmire	13	24,637	3,870	0	377	0		28,897
Alfred J. Weber	20,921	20,879	3,870	0	13,408	0		59,078

(1)
Amounts include any portion of fees payable in cash that have been deferred under the Non-Employee Director Compensation Plan.

(2)
Amounts calculated using the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718. Amounts represent the aggregate grant date fair value of option and restricted stock awards made during the fiscal year ending December 31, 2010.

(3)
As of December 31, 2010, our directors had outstanding options and unvested stock awards in the following amounts:

Director	Outstanding Stock Options	Unvested Stock Awards
James H. Burton	15,311	0
Patrick J. Callahan	14,702	0
Robert D. Carl, III	9,000	0
Charles J. Hopkins	16,060	2,000
Philip E. Hughes, Jr.	13,544	0
Andrew J. Kuzneski, III	10,000	0
M. Domer Leibensperger	19,479	0
Frank C. Milewski	19,479	0
Michael J. O'Donoghue	14,702	0
Harry J. O'Neill, III	19,479	0
Brian R. Rich(5)	0	0
Karen A. Rightmire	19,479	0
Alfred J. Weber	19,479	0

(4)
Includes the following payments related to Mr. Hopkins' employment at VIST Insurance, LLC:

Salary	401(k) Match	Life & Disability Insurance	Use of Company Owned Vehicle	Country Club Dues	Total
$417,999	$2,450	$7,039	$17,993	$6,364	$451,845
(5)
Resigned November 19, 2010.

Directors' Annual Compensation

        For 2010, we paid our non-employee directors under the Non-Employee Director Compensation Plan (the "2010 Plan"), which we adopted in 2010 and was approved by our shareholders at our 2010 Annual Meeting of Shareholders. Under the 2010 Plan, fees may be payable in shares of common stock and/or cash as designated by the non-employee director in writing prior to the start of the calendar year to which such fees relate. Such designation must remain in place through the end of the calendar year for which fees relate. However, a non-employee director may change such designation once during any of the first three quarters of such calendar year by filing an amended designation with the corporate secretary.

        Under both the 2011 Plan and the expiring directors' compensation plan, directors who are not officers of us or of our subsidiaries receive annual compensation as follows:

  •
  Annual retainer of $8,000;

  •
  Annual retainer of $9,000 for membership on VIST Bank Board's Executive Credit Committee;

  •
  Annual retainer for committee chairperson of $10,500;

  •
  Annual retainer for Chairman of the Board of $20,000;

  •
  Board meeting attendance fee of $600; and

  •
  Committee meeting attendance fee of $350.

Directors and Officers Liability Insurance

        We maintain a directors and officers liability insurance policy. The policy covers all of our directors and officers, as well as those of our subsidiaries, for certain liability, loss, or damage that they may incur in their capacities as such directors and officers. To date, no claims have been filed under this insurance policy.

Deferred Compensation and Salary Continuation Agreements

        We have entered into agreements with Directors O'Neill, Rightmire and Weber which permit the director to defer part or all of their director fees until the director ceases to be a director of us or our subsidiaries. Ms. Rightmire no longer defers any part of her director fees. Interest accrues on the deferred fees at an annual rate of 8%. The director is an unsecured creditor with respect to such deferred fees. The agreements also provide that if the director dies or becomes disabled while a director, the director receives certain death or disability benefits. We have purchased whole life insurance policies on the lives of certain directors to fund its obligations under these agreements.

Continued Equity Ownership

        We require each of our non-employee directors to maintain holdings of our common stock in an amount equal to at least three times their average annual director fees for the previous three years. If a director does not meet the minimum requirement, such director must receive 100% of his or her compensation in common stock until the requirement is met. All non-employee directors currently meet or exceed these ownership requirements.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of six independent directors, as currently defined by Nasdaq rules, and operates under a written charter. A copy of the charter is available at our website at www.VISTfc.com or by contacting the Corporate Secretary. Our Board of Directors has determined that at least one director, Frank C. Milewski, qualifies as an "audit committee financial expert" as currently defined by the Securities and Exchange Commission and Nasdaq.

        The Audit Committee has reviewed the audited consolidated financial statements of VIST for the fiscal year ended December 31, 2010, and discussed them with management and our independent registered public accounting firm, ParenteBeard, LLC. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61, as amended (Communication With Audit Committees).

        The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee has discussed with the auditors their independence from VIST and management.

        Based on the Audit Committee's review of such audited financial statements, discussions with management and the independent registered public accounting firm, the representations of management to the Audit Committee, the representations of the independent registered public accounting firm included in their report on our consolidated financial statements and otherwise on such report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

        In connection with standards for independence issued by the Securities and Exchange Commission, the Audit Committee considered whether the independent auditors provision of non-audit services was compatible with maintaining such independence. The Audit Committee will continue to consider similar matters relating to independence during the 2011 fiscal year.

Frank C. Milewski, Chairman James H. Burton Patrick J. Callahan Robert D. Carl, III Philip E. Hughes, Jr. Harry J. O'Neill, III

AUDIT AND OTHER FEES

        Aggregate fees billed to VIST by its independent registered public accounting firm for the years ended December 31, 2010 and December 31, 2009 were as follows:

	Year-Ended December 31, 2010 ($)	Year-Ended December 31, 2009 ($)
Audit Fees	240,386	196,731
Audit-Related Fees	23,000	23,487
Tax Fees	25,365	31,943
All Other Fees	0	0

        Audit-related services consisted of audits of two of the Company's employee benefit plans, and accounting and regulatory consultations. Tax services consisted of tax compliance services, including tax return preparation services, planning, research and advice.

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. In accordance with such policy, all of the services provided by the Company's independent registered public accounting firm set forth above were approved by the Audit Committee. The Committee may delegate to one or more designated members of the Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

        The Human Resources Committee serves as the Compensation Committee. Members of the Committee are:

  •
  Karen A. Rightmire, Chair;

  •
  Andrew J. Kuzneski, III;

  •
  M. Domer Leibensperger;

  •
  Michael J. O'Donoghue; and

  •
  Alfred J. Weber.

        Each member of the Committee qualifies as an independent director as defined under Nasdaq standards. The Committee meets a minimum of four times per year and, when necessary, will meet in a specially called meeting.

        The chief executive officer and corporate secretary work with the Committee Chair in establishing the agenda for Committee meetings. Management also prepares meeting information for each Committee meeting.

        The chief executive officer also participates in Committee meetings at the Committee's request to provide:

  •
  background information regarding our strategic objectives;

  •
  his evaluation of the performance of executive officers; and

  •
  recommendation of individual compensation levels as to executive officers (other than himself).

Compensation Philosophy and Objectives

        The financial services industry faced unprecedented changes in recent years. Many people are concerned about compensation practices in the financial services industry and there is considerable discussion regarding the appropriate approaches to compensation. There is also concern that compensation policies and practices are not consistent with effective risk management. We believe that the compensation of our named executive officers should encourage prudent decisions about both taking risks to improve financial performance and avoiding unnecessary and excessive risk that can have a negative impact to us. We also believe that our compensation policies and practices reflect responsible, effective risk management and accountability to shareholders.

        Our compensation program is designed to attract and retain quality, talented individuals who support our corporate mission and strategies. It is our goal to set salaries and benefits levels that are competitive with levels at other companies within our industry which are comparable in size and type and in our geographic market area. The Human Resources Committee and the Board of Directors believe that maintaining a strong infrastructure to support future growth is essential and dependent on highly skilled executive management of high integrity. The following principles guide the Committee's compensation decisions:

  •
  Compensation is internally equitable as well as externally competitive;

  •
  Salary ranges have mid-points that reflect the current market wage/salary for each position, with at least the minimum base salary paid to all employees who meet the basic qualifications in education and/or experience;

  •
  Total compensation should generally increase with position, responsibility, and greater ability to influence our achievement of targeted results and strategic initiatives;

  •
  Performance-based compensation should incorporate both past performance as well as forward-looking performance. Compensation should also be subject to a clawback in the event that it is based on results that prove to be inaccurate;

  •
  Individual compensation decisions should be based on financial and nonfinancial performance factors. Compensation amounts should vary significantly up or down based on business and individual performance;

  •
  Equity incentive compensation for executive officers will be tied to corporate performance goals and/or individual goals; and

  •
  Incentive compensation is an important element of compensation for all employees across the organization. Our compensation philosophy emphasizes a strong partnership across business lines and regions to encourage behavior benefitting us as a whole.

Annual Compensation Setting Process

        The following table outlines the annual process that is used to assess the performance of the named executive officers and determine their compensation, and identifies the individual(s) or committee of the Board of Directors that is responsible for that action. These actions typically take place in December of each year. We generally establish corporate and individual performance objectives for a given year in the first quarter after the last fiscal year end.

Action	For the Chief Executive Officer (CEO)	For the Other Named Executive Officers
Performance appraisal conducted by	Human Resources Committee with full Board of Directors input	CEO
Recommendations for base salary increases are made by	Human Resources Committee	CEO
Base salary increases are approved by	Human Resources Committee, ratified by the full Board of Directors	Human Resources Committee
Cash bonus amounts are recommended by	Human Resources Committee	CEO
Cash bonus amounts are approved by	Human Resources Committee, ratified by the full Board of Directors	Human Resources Committee
Equity Incentive Awards recommended by	Human Resources Committee	CEO
Equity Incentive Awards approved by	Human Resources Committee	Human Resources Committee

Management's Role in Compensation Setting Process.

        Management plays a significant role in the compensation-setting process. The most significant aspects of management's role are:

  •
  evaluating employee performance;

  •
  establishing business performance targets and objectives; and

  •
  recommending salary levels and option awards.

        The Committee delegates the development of compensation policies and benefit programs affecting employees to executive management, providing these policies and benefit programs are in direct alignment with our objectives and philosophy as established by the Committee.

The Emergency Economic Stabilization Act of 2008

        On December 19, 2008, we sold a series of preferred stock and a warrant to the Department of the Treasury under the Troubled Asset Relief Program Capital Purchase Program ("TARP") created under the Emergency Economic Stabilization Act of 2008. As a result of our participation in TARP, we are subject to certain restrictions on compensation under Section 111 of the Emergency Economic Stabilization Act of 2008.

        Among the key items established by the Emergency Stabilization Act of 2008, as amended (together with all associated regulations, interpretations, and guidance, "EESA"), each of which generally remains in effect for TARP participants while any TARP obligations remain outstanding:

  •
  Exclude Incentives to Take Unnecessary and Excessive Risk:  EESA requires a TARP participant's compensation committee to limit features in compensation plans that encourage SEOs to take risks that are unnecessary or excessive or that threaten the value of the TARP participant.

  •
  Limits on the Payment, or Accrual, of any Bonus, Retention Award or Incentive Compensation:  EESA prohibits the payment or accrual of any bonus, retention award or incentive compensation to the five most highly compensated employees of the Company except in the form of long-term restricted stock that does not become fully transferable until we repay all TARP assistance (for each 25% of total assistance repaid, 25% of the award may become transferable), has a minimum vesting period of at least two years, and does not exceed one-third of the Covered Employee's (as defined below) total annual compensation in the year of grant. Mr. Davis is the only named executive officer to which this limitation applies.

  •
  Prohibition on Golden Parachute Payments:  EESA prohibits golden parachute payments to SEOs and the next five most highly compensated employees, which include substantially all payments made upon (i) such employee's departure from the TARP participant for any reason other than death or disability; or (ii) the effective date of a change in control of the TARP participant.

  •
  Clawback:  EESA requires that any bonus payment made to the SEOs or the next 20 most highly compensated employees (collectively, "Covered Employees") must be subject to a clawback provision that provides for the clawback or recovery of the bonus payment if it was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

  •
  Prohibition on Tax Gross-Ups:  EESA generally prohibits TARP participants from providing tax gross-ups to Covered Employees.

        In addition, EESA includes the following notable provisions that are generally applicable to TARP participants:

  •
  Certification of Compliance:  The principal executive officer and principal financial officer and the compensation committee must provide written certifications of compliance with the identified provisions of, and in the form provided in, EESA in the Company's annual filings with the Securities and Exchange Commission.

  •
  Risk Review by Compensation Committee:  The independent compensation committee must meet at least every six months to discuss and evaluate, among other things, employee compensation plans in light of an assessment of any risk posed to the TARP participant from such plans, and to ensure that employee compensation plans do not encourage the manipulation of the TARP participant's reported earnings to enhance the compensation of its employees, as well as to discuss and evaluate whether SEO compensation plans encourage SEOs to take unnecessary and excessive risks that threaten the value of the TARP participant.

  •
  Luxury Expenditures Policy:  Each TARP participant must implement and publicly post on its website a company-wide policy regarding excessive luxury expenditures.

  •
  Annual Non-Binding Shareholder Approval of Executive Compensation:  The proxy statement of a TARP participant must permit a separate, non-binding shareholder vote to approve the compensation of executives.

Elements of Executive Compensation

        To meet our compensation objectives, we structure executive officer compensation to include the following elements on an individual basis:

  •
  Annual base salary;

  •
  Annual cash incentive award to reward achievement of corporate, business group, and individual performance results for each fiscal year;

  •
  Long-term compensation in the form of stock option grants or restricted stock awards;

  •
  Participation in the same benefit plans that we provide to all our employees, including our qualified retirement plan, health, life, and disability insurance, Employee Stock Purchase Plan, and other benefit plans;

  •
  Supplemental Executive Retirement Plan accrual; and

  •
  Perquisite compensation including auto allowance, use of company owned vehicles, and country club memberships.

        In general, we have historically provided the compensation components listed above in amounts competitive with the compensation packages offered by our peers. However, as noted above, certain provisions of EESA prohibit TARP participants from, among other things, paying or accruing compensation in the form of bonus, retention awards, or incentive compensation to certain highly compensated employees, but do permit long-term restricted stock awards for these individuals, subject to certain transferability, vesting, and other requirements as may be established by the Department of the Treasury.

        Base Salaries.    We want to provide our executive management with a level of assured cash compensation in the form of base salary that reflects his or her job responsibilities, experience, value to us, demonstrated performance, and future potential. The majority of compensation at this time for our named executive officers is in the form of base salary. Base salaries of the named executive officers are determined in the same manner as other employees following the principles of our Salary and Wage Program with the goal to be internally equitable as well as externally competitive within the industry and markets we serve.

        Internal equity refers to the relationship between jobs based on their relative worth and then grouped into classes from entry-level jobs to those that we consider most important. Internal equity also means ensuring that we reward comparably employees with similar responsibilities, experience, and historical performance. For each position within our organization, including the named executive officers' positions, we assign a job grade based on job duties and responsibilities. The basic procedure involves the quantitative designation of degrees for each position within factors which have been weighted and grouped under the broad categories of responsibility, skill, effort, and working conditions. Each job grade has a salary range. To determine salary ranges, we use salary surveys of similarly sized financial institutions in the Mid-Atlantic Region. We also perform an internal analysis including a comparison of each job grade against the job grades just above and just below taking into account differences in breadth, scope, and complexities of each role. We also consider affordability in determining base salaries as well as annual salary increases.

        The Committee reviews and approves the recommendation of the chief executive officer for the base salaries paid to executive officers other than him, including all of the named executive officers. The Committee gives substantial weight to the recommendation of the chief executive officer with respect to the base salaries of other management employees because of his level of involvement and interaction with those employees. The chief executive officer recommends base salaries for each named executive officer (other than himself), within the salary range for the job grade after considering:

  •
  breadth, scope, and complexities of the role;

  •
  internal equity and affordability;

  •
  the named executive officer's current compensation; and

  •
  individual performance.

        The Committee and the chief executive officer use a "tally sheet" to analyze each executive officer's total compensation package in determining a potential increase in base salary. This "tally sheet" includes the following (as applicable):

  •
  Annual base salary;

  •
  Annual cash incentive award;

  •
  Equity-based compensation;

  •
  401(k) matching contribution;

  •
  Supplemental Executive Retirement Plan accrual; and

  •
  Perquisites.

        Annual Base Salary Increases.    Given the improved market conditions in 2010, our named executive officers received base salary increases for 2010. In 2009, base salaries remained flat and Messrs. Barrett and Davis each voluntarily reduced their base salary by 5% and 10%, respectively.

        In years when annual merit increases are awarded, the Human Resources Committee approves base salary increases for the named executive officers other than the chief executive officer at its December meeting. The Committee makes the determination as to whether the chief executive officer has met his established goals, and is thus eligible for a base salary increase, during the first quarter following the fiscal year end. Merit increases to base salary, if any, are effective January 1. Annual merit increases are not guaranteed and adjustments take into account the individual's performance, responsibilities, and experience. We seek to provide the highest performing employees with the highest rewards. This is intended to encourage executive officers to meet their personal performance goals.

        The Committee believes that the chief executive officer's base compensation should be influenced by both qualitative and quantitative goals. The quantitative goals account for 60% of the chief executive officer's annual performance evaluation. For Mr. Davis' 2011 salary, the quantitative goals for 2010 consisted of various corporate performance metrics for which points were awarded are as follows:

Quantitative Performance Criteria

Criteria	Points	2010 Metric	2010 Achievement	2010 Actual Results
Non-GAAP Operating Income	30	$9.8 million	30	$10.2 million
Control NOE/AA	30	Between	30	1.85%
(net operating expenses/average assets)		1.70% - 1.90%
Operating income	40	Minimum of $4.8 million	38	$4.0 million

        The qualitative strategic goals account for 40% of the chief executive officer's annual performance evaluation. Qualitative goals for 2010 consisted of strategic measures, for which points were awarded as follows:

Qualitative Performance Criteria

Criteria	Points	2010 Achievement
Strategic	50	48
Regulatory compliance	25	25
Community involvement	15	14
Board interaction	10	7

        In evaluating Mr. Davis' performance regarding the 2010 qualitative and quantitative performance goals, the Committee reviewed the impact of market conditions during the year and the effect on his ability to attain such goals. The Committee determined that Mr. Davis attained a level of performance in 2010 to warrant a base salary increase. His base salary for 2011 will be $379,999.

        The Human Resources Committee approves the salaries of the other named executive officers based on the recommendations of the chief executive officer. The Committee approved merit increases for the named executive officers other than Mr. Davis, after a case-by-case evaluation by the chief executive officer using both qualitative and quantitative goals. The chief executive officer used quantitative and qualitative goals based on the individual's position and role within our organization as part of this evaluation. Our named executive officers who have business line responsibilities also have business line performance goals. It is our belief that the performance of the business lines managed by the named executive officers significantly impacts our overall performance and attainment of financial performance goals. As described below, Mr. Davis determined that each other named executive officer attained a certain level of performance in 2010 to warrant a base salary increase in 2011.

	2010 Quantitative (60% of performance evaluation)
	Criteria	Points	2010 Achievement
Edward C. Barrett	Reorganize Finance Department	15	15
	Continue to develop long-term plan for information technology	15	15
	Continued investor relations development	20	20
	Staff management	10	5

2010 Qualitative (40% of performance evaluation)
Criteria	Points	2010 Achievement
Budget	20	15
Acquisitions	15	15
Leadership	10	10

	2010 Quantitative (50% of performance evaluation)
	Criteria	Points	2010 Achievement
Louis J. DeCesare Jr.	Maintain professional relationship with management team	5	5
	Balance loan growth with asset quality	10	10
	Grow commercial loan portfolio to $793 million	15	10
	Monitor commercial loan portfolio yield	5	5
	Grow commercial banking deposits by $20 million	10	10
	Staff management	5	5

2010 Qualitative (50% of performance evaluation)
Criteria	Points	2010 Achievement
Succession planning	20	15
Staff development	20	20
Leadership	10	10

	2010 Quantitative (60% of performance evaluation)
	Criteria	Points	2010 Achievement
Michael C. Herr	Achieve EBITDA of $2.6 million	20	18
	Continued consolidation of back office support	10	10
	Maintain relationships with key insurance company personnel	10	10
	Satisfactory audit reports	10	10
	Encourage teamwork between insurance professionals	5	5
	New revenue of $24,000	5	3
	Staff management	5	3

2010 Qualitative (40% of performance evaluation)
Criteria	Points	2010 Achievement
Acquisitions	15	15
Board education	5	5
Product development	5	5
Staff development	5	5
Leadership	5	5

	2010 Qualitative (60% of performance evaluation)
	Criteria	Points	2010 Achievement
Neena M. Miller	Meet customer needs while controlling credit risk	20	20
	Monitor loan concentrations	10	10
	Compliance with lending policies	10	10
	Maintain adequate allowance for loan loss reserves	15	15
	Staff management	5	4

2010 Qualitative (40% of performance evaluation)
Criteria	Points	2010 Achievement
Process improvement	20	20
Succession planning	20	15

        Incentive Compensation/Bonus.    Equity and performance-based compensation relate most directly to achievement of strategic and financial goals and to building shareholder value. The Human Resources Committee believes the performance of executive management has a strong and direct impact on achieving these goals. Accordingly, we award annual cash bonuses to our executive officers based on the attainment of corporate performance factors as set by the Committee. These performance factors directly relate to the annual budget. For a given year, the Committee determines the performance factors during the fourth quarter of the preceding fiscal year as part of the budget process. For 2010, the Committee established a goal of consolidated net income of $4.8 million. Consolidated net income for the year-ended December 31, 2010 was $3,984,000. As a result, the Committee determined that we did not meet the corporate performance goal for 2010. Therefore, bonuses were not paid to any of the named executive officers under this arrangement. We note that, as a result of our participation in TARP, Mr. Davis was prohibited from receiving or accruing a bonus in 2010.

        Other Bonus Arrangement.    Under Mr. Herr's employment agreement, which we describe below under "Executive Officer Agreements," Mr. Herr is entitled to receive, for any consecutive six month period, a cash bonus if VIST Insurance's earnings before income tax, amortization and management fees ("EBITA") is at least 90% of the predetermined amount budgeted for the applicable six month period. For total EBITA between 90% and 99% of the pre-determined budget period, such bonus shall be equal to 1% of such EBITA. For total EBITA equal to 100% or more of the pre-determined amount budgeted for the applicable six month period, Mr. Herr will receive a cash bonus equal to the sum of:

  •
  1% of the actual amount of EBITA budgeted, plus

  •
  10% of the amount by which actual EBITA exceeds the amount budgeted for such six-month period.

        For the first six months of 2010, we set VIST Insurance's budget EBITA at $1,523,995. VIST Insurance's actual EBITA during that period was $1,320,126. For the second six months of 2010, we set VIST Insurance's budget EBITA at $1,500,476. VIST Insurance's actual EBITA during that period was $900,004. Therefore, Mr. Herr did not receive a bonus during the first or second half of 2010.

        Equity Incentive Compensation.    In 2007, our shareholders approved the VIST Financial Corp. 2007 Equity Incentive Plan (the "2007 Plan"). The 2007 Plan provides the Human Resources Committee with the authority to grant stock options and restricted stock awards to selected employees, including the named executive officers. We provide equity compensation through the form of stock options and restricted stock under the following guidelines:

  •
  Equity-based compensation facilitates executive stock ownership and we believe that equity based compensation aligns management's long-term performance goals with those of our shareholders;

  •
  Equity awards are performance-based and all the value received by the recipient from such awards is based upon the increase in value of our stock per share over the exercise price;

  •
  The vesting and performance criteria attached to awards encourage executive retention; and

  •
  We reflect all stock option awards in our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

        The following features apply to stock options:

  •
  The term of the grant does not exceed ten years in the case of incentive stock options, and ten years and one month in the case of non-qualified stock options;

  •
  The exercise price is not less than the closing price of a share of our common stock on the grant date; and

  •
  Grants to executive officers must contain one or more performance goals.

        The Committee has adopted a formal policy outlining the guidelines and practices to be used to grant stock options and other equity awards to our executive officers and other senior officers. These guidelines include:

  •
  Each year, the Committee will authorize an aggregate number of shares to be awarded under the 2007 Plan during the year by the chief executive officer as he or she determines.

  •
  The chief executive officer is not permitted to approve awards to himself or to other executive officers.

  •
  At any of its regularly scheduled meetings each year, the Committee may award options and restricted stock (including the terms of the awards) to the chief executive officer and the other executive officers. The date of such meeting shall be the date of grant for accounting purposes and for determining the exercise price of stock options.

        As part of the executive compensation restrictions of EESA, we are prohibited from paying or accruing any bonus, retention award, or incentive compensation, which includes equity awards, to our five most highly compensated employees. Mr. Davis is the only named executive officer who is one of our five most highly compensated employees for 2010.

        In December 2010, the Human Resources Committee granted stock options and restricted stock awards to the named executive officers with the exception of Mr. Davis, who received an award of restricted stock in April 2010. In establishing Mr. Davis' award, the Committee considered the amount of previous equity awards as well as his performance throughout the year and the restrictions established by EESA. The Committee considered historical stock option grants to Mr. Davis and used a 5:1 conversion ratio of options to restricted stock. The Committee awarded stock options and restricted stock awards to the other named executive officers based on the recommendations of the chief executive officer who also considered the amount of previous awards and each executive's performance throughout the year. The restricted stock awards generally vest in increments of one-third per year beginning on the first anniversary of the grant date and will be fully vested on April 29, 2013. The option awards to the named executive officers generally vest over three years but are subject to forfeiture if pre-established individual and corporate performance goals are not satisfied for 2011. The corporate performance goals are (i) minimum $11.2 million operating earnings and (ii) net operating expense/average assets (NOE/AA) between 1.7% and 1.9% and are further described below. The individual performance goals are also described below. We disclose the number of shares that we granted to each named executive officer in the "Grants of Plan-Based Awards" table.

	2011 Quantitative (60% of total score)
	Criteria	Points	Goal
Robert D. Davis	Non-GAAP Operating income	30	$11.2 million
	Control NOE/AA (net operating expenses/average assets)	30	Between 1.70% - 1.90%
	Reported net income after tax	40	Minimum of $5.4 million

	2011 Qualitative (40% of total score)
	Criteria	Points
	Strategic	50
	Regulatory compliance	25
	Community involvement	15
	Board interaction	10

	2011 Quantitative (60% of total score)
	Criteria	Points
Edward C. Barrett	Continue long-term plan for information technology management	20
	Work with management to develop interest from institutional and accredited individual investors	20
	Continued to develop Finance Department, including separation of Treasury and Accounting functions	10
	Reaffirm/revise Capital Plan with Board approval	10

	2011 Qualitative (40% of total score)
	Criteria	Points
	Budget	20
	Acquisitions	15
	Staff management	5

	2011 Quantitative (50% of total score)
	Criteria	Points
Louis J. DeCesare Jr.	Maintain professional relationship and take on leadership role with senior management team	5
	Balance loan growth with asset quality	15
	Grow commercial loan portfolio to meet or exceed 2011 budget while maintaining asset quality	15
	Maintain commercial loan portfolio yield as outlined in monthly budget	5
	Grow commercial banking deposits by $20 million	10

	2011 Qualitative (50% of total score)
	Criteria	Points
	Succession planning	20
	Staff development	20
	Leadership	10

	2011 Quantitative (65% of total score)
	Criteria	Points
Michael C. Herr	Achieve EBITDA of $2.53 million	20
	Continued consolidation of back office support	10
	Support Sales Manager function	10
	Facilitate compliance with internal and external audit initiatives	10
	Teamwork between insurance professionals	5
	New revenue of $20,000	5
	Staff management	5

	2011 Qualitative (35% of total score)
	Criteria	Points
	Acquisitions	15
	Board education	5
	Product development	5
	Staff development	5
	Cultivate producer network	5

	2011 Quantitative (60% of total score)
	Criteria	Points
Neena M. Miller	Meet customer needs while controlling credit risk and lending policy compliance	20
	Monitor loan concentrations	10
	Assist in managing Bank exams of commercial and consumer lending division	10
	Maintain adequate allowance for loan loss reserves	15
	Staff management	5

	2011 Qualitative (40% of total score)
	Criteria	Points
	Process improvement	20
	Succession planning	20

        As required under EESA, the restricted stock award to Mr. Davis does not exceed one-third of his total annual compensation in 2010 and such award will not become fully transferable until we repay all TARP assistance (for each 25% of total assistance repaid, 25% of the award may become transferable).

        Supplemental Executive Retirement Plans and Employment-Related Agreements.    We offer a Supplemental Executive Retirement Plan ("SERP") to certain executive officers to assist in our efforts to recruit, reward, and retain highly qualified employees. The SERP provides for additional income at retirement, disability, or termination of employment. The benefit amounts for existing SERP agreements were determined using a target based on achieving a retirement benefit as a percentage of projected final salary. Benefits accrue through the normal retirement age of 65. The SERP also provides that if a participant separates from us for reasons of termination, disability, change in control, or early retirement, payments will be made based on the accrued benefit at the time of separation. The only named executive officer who currently participates in the SERP is Mr. Barrett. As long as we are a TARP participant, Mr. Barrett will not be permitted to receive any increased benefits under the SERP as a result of the termination of his employment in the connection of a change in control.

        We also provide employment and change in control agreements to our named executive officers. Our named executive officers have helped us achieve a level of success and we believe that it is important to, among other things, protect them in the event of a change in control. These agreements also establish key elements of compensation that differ from our standard plans and programs and facilitate the creation of covenants, such as those prohibiting post-employment competition or solicitation by the executives. In providing such employment and change in control agreements, we consider, among other things, the continued services of the executive officer to be in our best interests and want to induce the executive to remain in our employ on an impartial and objective basis in the event of a proposed change in control transaction. We have entered into employment agreements with Messrs. Davis and Herr and change in control agreements with Messrs. Barrett and DeCesare and Ms. Miller. We describe these employment and change in control agreements in more detail under the captions "Executive Officer Agreements" and "Change in Control Agreements." As long as we are a TARP participant, the named executive officers will not be permitted to receive any severance benefits under their employment or change in control agreements, except in the event of a termination due to death or disability.

        In connection with our participation in TARP, the named executive officers other than Mr. DeCesare, each signed a consent whereby they agreed to amend their SERP, employment, and change in control agreements, among other compensation and benefits arrangements, to comply with the requirements of EESA.

        Benefits and Perquisites.    The named executive officers are eligible for the same benefits that we generally provide for all our salaried employees, including health, disability, and life insurance benefits, and our qualified retirement plan. We provide these benefits to help alleviate the financial costs and loss of income arising from illness, disability, or death.

        In addition to the benefits provided to other employees, our named executive officers are eligible to receive certain other benefits and perquisites not generally available to all our salaried employees. We provide these benefits and perquisites in order to help executives be more productive and efficient. Perquisites that we provide to the named executive officers are generally not a significant component of compensation. These perquisites include:

  •
  Auto allowance, use of a company vehicle;

  •
  Country club memberships, which we provide to select executive officers based on their travel requirements and business development responsibilities; and

  •
  Paid premiums for life or disability insurance policies.

Consultants

        The Committee retains sole authority to retain and terminate any compensation consultant to be used to assist the Committee regarding compensation matters and retains sole authority to approve the consultant's fees and other retention terms, at our expense. The Committee encourages and supports management's use of compensation consultants to assist with the maintenance of compensation programs and ensure we are able to recruit and retain quality employees. The Committee engaged a compensation consultant, WHR Webber HR Solutions, LLC, during 2010. The fees paid to the consultant were less than $120,000 in 2010.

Continued Equity Ownership

        To further promote the alignment of the interests of our executive officers with those of our shareholders, we have established minimum stock ownership guidelines for our executive officers. They are as follows:

Employee Director	1.5 times average annual salary
Holding Company Chief Executive Officer	1.5 times average annual salary
Holding Company Executive Officers	.5 times average annual salary
Subsidiary Company Executive Officers	.5 times average annual salary

        Participants have five years from the date they begin service with us as an executive officer in which to meet the guidelines. Mr. Davis must meet the requirements for the Holding Company Chief Executive Officer, Mr. Barrett must meet the requirements for Holding Company Executive Officers, and Messrs. DeCesare and Herr and Ms. Miller must meet the requirements for Subsidiary Company Executive Officers. We calculate the ownership requirements using the previous three year average salary and previous three year-end closing stock prices at December 31. Calculation of ownership will include all forms of beneficial ownership, including vested in-the-money stock options. To show a good faith effort is being made to achieve ownership levels as outlined in the guidelines, an executive officer's participation in our Dividend Reinvestment Plan, Employee Stock Purchase Plan, and stock election in our 401(k) Plan will be considered. All of the named executive officers either meet the minimum ownership guidelines, are on track to meet the guidelines within their applicable five-year window, or the Committee has determined that they are making satisfactory progress towards meeting the guidelines.

Compensation Recovery

        We have adopted a policy to require reimbursement of any bonus, retention award, or incentive compensation awarded to an employee if any of the following apply:

  •
  The bonus, retention award, or incentive compensation is based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains); or

  •
  The bonus, retention award, or incentive compensation is based on any other materially inaccurate performance metric criteria.

        For purposes of this provision, a financial statement or performance metric criteria is materially inaccurate with respect to any employee who knowingly engaged in providing inaccurate information, including knowingly failing to timely correct inaccurate information relating to those financial statements or performance metrics.

REPORT OF THE HUMAN RESOURCES COMMITTEE

        The Human Resources Committee of the Board of Directors of VIST Financial Corp. reviewed and discussed the Compensation Discussion and Analysis set forth above with management, and, based on such review and discussions, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

        Additionally, the Human Resources Committee certified that as a participant in the Department of the Treasury's TARP Capital Purchase Program:

          1)    It reviewed with the chief risk officer the senior executive officer compensation plans and has made all reasonable efforts to ensure that such plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of VIST Financial Corp.;

          2)    It reviewed with the chief risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks such plans pose to VIST Financial Corp.; and

          3)    It reviewed the employee compensation plans to eliminate any features of such plans that would encourage the manipulation of reported earnings of VIST Financial Corp. to enhance the compensation of any employee.

Risk Review and Assessment of Incentive Compensation Plans

        As required under the Interim Final Rule (31 C.F.R. Part 30) issued by the Department of the Treasury in connection with the participation of VIST in the TARP, the Committee is required to meet with VIST's chief risk officer at least every six months to discuss, evaluate and review (1) the senior executive officer compensation plans, to ensure that those plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of VIST; (2) the employee compensation plans, in light of the risks posed to VIST by such plans and how to limit such risks; and (3) the employee compensation plans, to ensure that those plans do not encourage the manipulation of VIST's reported earnings to enhance the compensation of any employee.

        To this end, the Committee met with VIST's chief risk officer in March of 2011 to discuss, evaluate and review the SEO compensation plans, including VIST's Annual Corporate Performance Incentive Plan and 2007 Equity Incentive Plan. Following its review, the Committee and the chief risk officer concluded that the SEO compensation plans do not encourage unnecessary and excessive risk-taking that may threaten the value of VIST. In making the foregoing determination, the Committee and the chief risk officer considered the following:

  •
  With respect to the Annual Corporate Performance Incentive Plan: (1) incentive payout opportunities under the plan are a fairly small portion of an employee's total compensation; (2) actual allocation of the incentive pool under the plan is subject to recommendations of the chief executive officer and approval by the Committee; and (3) VIST has adopted a clawback policy whereby all awards under the plan are subject to recovery in the event payment was based upon materially inaccurate performance metric criteria.

  •
  With respect to the 2007 Equity Incentive Plan: (1) awards to all employees under the plan generally do not fully vest until three years after the date of grant; and (2) awards are based on corporate or business line performance and individual quantitative performance criteria.

        In March of 2011, the Committee and the chief risk officer also discussed, evaluated and reviewed the other employee compensation plans in addition to the compensation plans in which the SEOs participate. In addition to the plans noted above, under which all employees participate, these employee compensation plans generally fall into three categories: commission plans, incentive plans and bonus plans. Commission plans are based upon production. Incentive plans are generally based upon formulas tied to sales or referrals. Bonus plans are annual discretionary awards from a pool of dollars funded through corporate or business unit financial performance. Following its review, the Committee and the chief risk officer concluded that the other employee compensation plans do not present unnecessary risks and do not encourage the manipulation of reported earnings to enhance the compensation of any employee. In making the foregoing determination, the Committee and the chief risk officer considered the following:

  •
  Maximum payouts under some of the plans are not large enough to encourage unnecessary or excessive risk taking;

  •
  Several of the plans are not tied to reported earnings of VIST. For those that are tied to reported earnings, the other employees who participate in such plans generally do not hold the level of seniority or responsibility with VIST that would enable them to manipulate reported earnings;

  •
  In order to receive payment under the commission plans based on loan volume, loans originated must meet strict credit and underwriting standards;

  •
  While each plan may have some inherit risk, we have a system of controls in place which ensures that no plan encourages unnecessary or excessive risk taking; and

  •
  For any plans for which we have identified procedural shortcomings, we are taking the necessary steps to ensure compliance with the above regulations.

Karen A. Rightmire, Chairperson Andrew J. Kuzneski, III M. Domer Leibensperger Michael J. O'Donoghue Alfred J. Weber

EXECUTIVE COMPENSATION

        The following table sets forth certain information with respect to our chief executive officer, chief financial officer, and the three highest compensated named executive officers whose total compensation exceeded $100,000 for the fiscal year-ended December 31, 2010, 2009, and 2008 ("Named Executive Officers").

 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Robert D. Davis	2010		349,999	0	9,080	0	0	0	50,714	409,793
President and Chief	2009		342,346	0	12,875	8,034	0	0	54,215	417,470
Executive Officer	2008		345,000	0	0	23,003	0	0	75,343	443,346
Edward C. Barrett	2010		209,999	0	8,460	11,612	0	53,090	10,584	293,745
Executive Vice President	2009		203,077	0	0	4,876	0	49,510	16,144	273,607
and Chief Financial	2008		200,000	0	0	11,347	0	46,173	18,501	276,021
Officer
Louis J. DeCesare, Jr.	2010		185,000	0	8,460	11,612	0	0	24,280	229,352
Executive Vice President,	2009		181,730	0	0	3,900	0	0	9,000	194,630
VIST Bank	2008	(3)	53,173	0	0	11,818	0	0	3,000	67,991
Michael C. Herr	2010		260,000	0	8,460	13,547	13,004	0	14,659	309,670
Chief Operating Officer	2009		259,615	0	0	3,900	13,004	0	21,648	285,163
VIST Insurance, LLC	2008	(4)	250,000	0	0	15,895	15,019	0	23,326	304,240
Neena M. Miller	2010		185,000	15,000	8,460	13,547	0	0	10,869	232,876
Executive Vice President,	2009		176,538	15,000	0	4,550	0	0	11,585	207,673
VIST Bank	2008	(5)	160,192	5,000	0	14,069	0	0	7,475	186,736

(1)
Amounts calculated using the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718. Amounts represent the aggregate grant date fair value of option and restricted stock awards made during the fiscal year ending December 31, 2010.

(2)
The following table lists amounts included in the "All Other Compensation" column for each executive officer:

OTHER COMPENSATION

Name	Year	401(k) Match ($)	Life Insurance Coverage ($)	Auto Allowance / Use of Company Owned Vehicle ($)	Country Club Membership ($)	Total ($)
Robert D. Davis	2010	2,450	10,032	26,564	11,668	50,714
	2009	5,172	10,032	27,215	11,796	54,215
	2008	13,800	10,988	37,995	12,560	75,343
Edward C. Barrett	2010	2,184	0	8,400	0	10,584
	2009	7,744	0	8,400	0	16,144
	2008	10,101	0	8,400	0	18,501
Louis J. DeCesare, Jr.	2010	0	0	12,000	12,280	24,280
	2009	0	0	9,000	0	9,000
	2008	0	0	3,000	0	3,000
Michael C. Herr	2010	2,362	0	6,000	6,297	14,659
	2009	9,269	0	6,000	6,379	21,648
	2008	13,416	0	6,000	3,910	23,326
Neena M. Miller	2010	1,869	0	9,000	0	10,869
	2009	3,785	0	7,800	0	11,585
	2008	0	0	7,475	0	7,475
(3)
Mr. DeCesare joined the Company on September 2, 2008.

(4)
Mr. Herr assumed responsibilities as an executive officer of the Company during 2008.

(5)
Ms. Miller joined the Company on January 14, 2008.

Grants of Plan Based Awards

        The following table shows information on equity incentive plan grants to the named executive officers during 2010. There were no non-equity incentive plan awards during 2010.

Grants of Plan-Based Awards
(For fiscal year ended December 31, 2010)

		Estimated Future Payments Under Non-Equity Incentive Plan Awards
								All Other Stock Awards: No. of Shares of Stock or Units (#)(1)					Grant Date Fair Value of Stock and Option Awards ($)(3)
				Estimated Future Payments Under Equity Incentive Plan Awards(1)						All Other Option Awards: No. of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(2)
Name	Grant Date	Threshold ($)	Target ($)	Threshold (#)	Target (#)		Maximum (#)
Davis, Robert D.	4/29/10	0	0	0	333	(4)	0	0		0		0	3,027
	4/29/10	0	0	166	333	(5)	0	0		0		0	3,027
	4/29/10	0	0	0	0		0	334	(6)	0		0	3,027
Barrett, Edward C.	12/15/10	0	0	0	400	(7)	0	0		0		0	2,820
	12/15/10	0	0	200	400	(8)	0	0		0		0	2,820
	12/15/10	0	0	0	0		0	400	(6)	0		0	2,820
	12/15/10	0	0	0	2,000	(9)	0	0		0		7.05	3,871
	12/15/10	0	0	1,000	2,000	(10)	0	0		0		7.05	3,871
	12/15/10	0	0	0	0		0	0		2,000	(11)	7.05	3,871
DeCesare, Louis J. Jr.	12/15/10	0	0	0	400	(7)	0	0		0		0	2,820
	12/15/10	0	0	200	400	(8)	0	0		0		0	2,820
	12/15/10	0	0	0	0		0	400	(6)	0		0	2,820
	12/15/10	0	0	0	2,000	(9)	0	0		0		7.05	3,871
	12/15/10	0	0	1,000	2,000	(10)	0	0		0		7.05	3,871
	12/15/10	0	0	0	0		0	0		2,000	(11)	7.05	3,871
Herr, Michael C.	12/15/10	0	0	0	400	(7)	0	0		0		0	2,820
	12/15/10	0	0	200	400	(8)	0	0		0		0	2,820
	12/15/10	0	0	0	0		0	400	(6)	0		0	2,820
	12/15/10	0	0	0	2,333	(9)	0	0		0		7.05	4,515
	12/15/10	0	0	1,000	2,333	(10)	0	0		0		7.05	4,515
	12/15/10	0	0	0	0		0	0		2,334	(11)	7.05	4,516
Miller, Neena M.	12/15/10	0	0	0	400	(9)	0	0		0		0	2,820
	12/15/10	0	0	200	400	(10)	0	0		0		0	2,820
	12/15/10	0	0	0	0		0	400	(6)	0		0	2,820
	12/15/10	0	0	0	2,333	(9)	0	0		0		7.05	4,515
	12/15/10	0	0	1,000	2,333	(10)	0	0		0		7.05	4,515
	12/15/10	0	0	0	0		0	0		2,334	(11)	7.05	4,516

(1)
Restricted stock awards do not become fully transferrable until we pay back all TARP assistance (for each 24% of total assistance repaid, 25% of the award may become transferable). A minimum vesting period of at least two years is imposed.

(2)
The exercise price of an option to purchase shares of common stock is equal to the fair market value of a share of our common stock on the date the option is granted. The fair market value per share is the closing sale price for such a share on the date of grant.

(3)
Amounts calculated using the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718. Amounts represent the grant date fair value of each award made during the fiscal year ending December 31, 2010.

(4)
The amount shown represents shares of restricted stock, or options granted, under the 2007 Equity Incentive Plan which vest subject to our achievement of our non-GAAP operating income and net operating expenses as a percentage of average assets goals for the year ending December 31, 2010. If the goals are met, the option award vests in three equal annual installments per year on the first through third anniversary dates of the award. We concluded that we did meet these goals, so the award will vest as scheduled.

(5)
Amounts shown represent shares of restricted stock, under the 2007 Equity Incentive Plan which vest subject to the achievement of individual performance goals as established by the Human Resources Committee for the year ending December 31, 2010. If the goals are met, the restricted stock award vests in three equal annual installments per year on the first through third anniversary dates of the award. We concluded that Mr. Davis did meet these goals, so the award will vest as scheduled.

(6)
The restricted stock award vest in three equal annual installments per year on the first through third anniversary dates of the award.

(7)
The amount shown represents shares of restricted stock, under the 2007 Equity Incentive Plan which vest subject to our achievement of our non-GAAP operating income and net operating expenses as a percentage of average assets goals for the year ending December 31, 2011. If the goals are met, the restricted stock award vests in three equal annual installments per year on the first through third anniversary dates of the award.

(8)
Amounts shown represent shares of restricted stock, under the 2007 Equity Incentive Plan which vest subject to the achievement of individual performance goals as established by the Human Resources Committee for the year ending December 31, 2011. If the goals are met, the restricted stock award vests in three equal annual installments per year on the first through third anniversary dates of the award.

(9)
The options were granted under the under the 2007 Equity Incentive Plan and vest in three equal annual installments per year on the first through third anniversary dates of the grant subject to our achievement of our net income goal for the year ending December 31, 2011.

(10)
The options were granted under the under the 2007 Equity Incentive Plan and vest in three equal annual installments per year on the first through third anniversary dates of the grant subject to the optionee's achievement of his/her individual performance goals as established by the Human Resources Committee for the year ending December 31, 2011.

(11)
The options vest in three equal annual installments per year on the first through third anniversary dates of the grant.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information concerning exercisable and unexercisable options and unvested stock awards held by each named executive officer as of December 31, 2010.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Davis, Robert D.	9/19/2005	55,125	0	21.48	9/19/2015		N/A		N/A
	2/13/2008	4,000	0	17.51	2/13/2018		N/A		N/A
	1/20/2009	2,667	1,333	8.54	1/20/2019	(1)	N/A		N/A
	1/20/2009	2,000	0	8.54	1/20/2019		N/A		N/A
	12/16/2009	N/A	N/A	N/A	N/A		834	(2)	4,378
	12/16/2009	N/A	N/A	N/A	N/A		833	(3)	4,373
	12/16/2009	N/A	N/A	N/A	N/A		833	(3)	4,373
	4/29/2010	N/A	N/A	N/A	N/A		334	(3)	2,391
	4/29/2010	N/A	N/A	N/A	N/A		333	(4)	2,384
	4/29/2010	N/A	N/A	N/A	N/A		333	(5)	2,384
Barrett, Edward C.	4/24/2001	1,216	0	12.85	4/24/2011		N/A		N/A
	12/13/2001	1,216	0	12.24	12/13/2011		N/A		N/A
	12/19/2002	1,824	0	15.98	12/19/2012		N/A		N/A
	12/15/2004	3,473	0	20.28	12/15/2014		N/A		N/A
	12/21/2005	7,166	0	21.25	12/21/2015		N/A		N/A
	12/20/2006	3,150	0	22.93	12/20/2016		N/A		N/A
	1/17/2008	1,333	0	17.10	1/17/2018		N/A		N/A
	1/17/2008	1,334	0	17.10	1/17/2018		N/A		N/A
	12/16/2008	1,111	556	9.68	12/16/2018	(1)	N/A		N/A
	12/16/2008	1,111	556	9.68	12/16/2018	(3)	N/A		N/A
	12/16/2009	833	1,667	5.15	12/16/2019	(1)	N/A		N/A
	12/16/2009	834	1,666	5.15	12/16/2019	(3)	N/A		N/A
	12/16/2009	834	1,666	5.15	12/16/2019	(3)	N/A		N/A
	12/15/2010	0	2,000	7.05	12/15/2010	(3)	N/A		N/A
	12/15/2010	0	2,000	7.05	12/15/2010	(6)	N/A		N/A
	12/15/2010	0	2,000	7.05	12/15/2010	(7)	N/A		N/A
	12/15/2010	N/A	N/A	N/A	N/A		400	(3)	2,864
	12/15/2010	N/A	N/A	N/A	N/A		400	(8)	2,864
	12/15/2010	N/A	N/A	N/A	N/A		400	(9)	2,864
DeCesare, Louis J. Jr.	9/2/2008	3,333	1,667	13.88	9/02/2018	(1)	N/A		N/A
	12/16/2008	1,111	556	9.68	12/16/2018	(1)	N/A		N/A
	12/16/2008	1,111	556	9.68	12/16/2018	(3)	N/A		N/A
	12/16/2009	667	1,333	5.15	12/16/2019	(1)	N/A		N/A
	12/16/2009	667	1,333	5.15	12/16/2019	(3)	N/A		N/A
	12/16/2009	667	1,333	5.15	12/16/2019	(3)	N/A		N/A
	12/15/2010	0	2,000	7.05	12/15/2010	(3)	N/A		N/A
	12/15/2010	0	2,000	7.05	12/15/2010	(6)	N/A		N/A
	12/15/2010	0	2,000	7.05	12/15/2010	(7)	N/A		N/A
	12/15/2010	N/A	N/A	N/A	N/A		400	(3)	2,864
	12/15/2010	N/A	N/A	N/A	N/A		400	(8)	2,864
	12/15/2010	N/A	N/A	N/A	N/A		400	(9)	2,864

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)
Herr, Michael C.	12/17/2004	1,389	0	20.74	12/17/2014		N/A		N/A
	12/21/2005	4,410	0	21.25	12/21/2015		N/A		N/A
	12/20/2006	7,875	0	22.93	12/20/2016		N/A		N/A
	1/17/2008	2,000	0	17.10	1/17/2018		N/A		N/A
	1/17/2008	2,000	0	17.10	1/17/2018		N/A		N/A
	12/16/2008	1,333	667	9.68	12/16/2018	(1)	N/A		N/A
	12/16/2008	1,333	667	9.68	12/16/2018	(3)	N/A		N/A
	12/16/2009	667	1,333	5.15	12/16/2019	(1)	N/A		N/A
	12/16/2009	667	1,333	5.15	12/16/2019	(3)	N/A		N/A
	12/16/2009	667	1,333	5.15	12/16/2019	(3)	N/A		N/A
	12/15/2010	0	2,334	7.05	12/15/2020	(3)	N/A		N/A
	12/15/2010	0	2,333	7.05	12/15/2020	(6)	N/A		N/A
	12/15/2010	0	2,333	7.05	12/15/2020	(7)	N/A		N/A
	12/15/2010	N/A	N/A	N/A	N/A		400	(3)	2,864
	12/15/2010	N/A	N/A	N/A	N/A		400	(8)	2,864
	12/15/2010	N/A	N/A	N/A	N/A		400	(9)	2,864
Miller, Neena M.	1/14/2008	5,000	0	18.04	1/14/2018		N/A		N/A
	12/16/2008	1,111	556	9.68	12/16/2018	(1)	N/A		N/A
	12/16/2008	1,111	556	9.68	12/16/2018	(3)	N/A		N/A
	12/16/2009	778	1,557	5.15	12/16/2019	(1)	N/A		N/A
	12/16/2009	778	1,556	5.15	12/16/2019	(3)	N/A		N/A
	12/16/2009	778	1,556	5.15	12/16/2019	(3)	N/A		N/A
	12/15/2010	0	2,334	7.05	12/15/2020	(3)	N/A		N/A
	12/15/2010	0	2,333	7.05	12/15/2020	(6)	N/A		N/A
	12/15/2010	0	2,333	7.05	12/15/2020	(7)	N/A		N/A
	12/15/2010	N/A	N/A	N/A	N/A		400	(3)	2,864
	12/15/2010	N/A	N/A	N/A	N/A		400	(8)	2,684
	12/15/2010	N/A	N/A	N/A	N/A		400	(9)	2,864

(1)
The options vest and become exercisable in three equal annual installments commencing on the date of grant.

(2)
The restricted stock award vests, if Mr. Davis remains an employee, on the third anniversary of the grant date.

(3)
The options, or restricted stock awards, vest in three equal annual installments per year on the first through third anniversary dates of the grant date.

(4)
The amount shown represents shares of restricted stock, or options granted, under the 2007 Equity Incentive Plan which vest subject to our achievement of our non-GAAP operating income and net operating expenses as a percentage of average assets goals for the year ending December 31, 2010. If the goals are met, the option award vests in three equal annual installments per year on the first through third anniversary dates of the award. We concluded that we did meet these goals, so the award will vest as scheduled.

(5)
Amounts shown represent shares of restricted stock, under the 2007 Equity Incentive Plan which vest subject to the achievement of individual performance goals as established by the Human Resources Committee for the year ending December 31, 2010. If the goals are met, the restricted stock award vests in three equal annual installments per year on the first through third anniversary dates of the award. We concluded that Mr. Davis did meet these goals, so the award will vest as scheduled.

(6)
The options were granted under the under the 2007 Equity Incentive Plan and vest in three equal annual installments per year on the first through third anniversary dates of the grant subject to our achievement of our net income goal for the year ending December 31, 2011.

(7)
The options were granted under the under the 2007 Equity Incentive Plan and vest in three equal annual installments per year on the first through third anniversary dates of the grant subject to the optionee's achievement of his/her individual performance goals as established by the Human Resources Committee for the year ending December 31, 2011.

(8)
The amount shown represents shares of restricted stock, under the 2007 Equity Incentive Plan which vest subject to our achievement of our non-GAAP operating income and net operating expenses as a percentage of average assets goals for the year ending December 31, 2011. If the goals are met, the restricted stock award vests in three equal annual installments per year on the first through third anniversary dates of the award.

(9)
Amounts shown represent shares of restricted stock, under the 2007 Equity Incentive Plan which vest subject to the achievement of individual performance goals as established by the Human Resources Committee for the year ending December 31, 2011. If the goals are met, the restricted stock award vests in three equal annual installments per year on the first through third anniversary dates of the award.

Options Exercised and Stock Vested Table

        There were no options exercised by the named executive officers, or stock awards vested for the named executive officers during the fiscal year ending December 31, 2010.

Equity Plan Compensation Information

        The following table provides certain information regarding securities issued or issuable under our equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	858,912	$13.66	247,648
Equity compensation plans not approved by security holders	0	0	0
Total	858,912	$13.66	247,648

EXECUTIVE OFFICER AGREEMENTS

        The following paragraphs describe employment or change in control agreements to which we are a party with our named executive officers. In connection with our participation in TARP, we agreed that our compensation arrangements and agreements, including employment and severance agreements, would comply with the compensation restrictions thereunder. As of June 15, 2010, we are prohibited from making, during the period in which Treasury continues to hold our Series A Preferred Stock, any payments to (or accelerating the vesting of any benefits on behalf of) our senior executive officers and any of our next five most highly compensated employees as a result of their departure from us for any reason (except as a result of death or disability or for payments for services performed or benefits accrued) or a change in control. As a result, we are prohibited from making many, if not all, of the payments described below relating to an executive officer's departure or a change in control during the period in which Treasury continues to hold our Series A Preferred Stock.

Robert D. Davis

        We have entered into an employment agreement, dated September 19, 2005, with Mr. Davis. The employment agreement had an initial term of three years and is automatically extended annually to provide for a term of one year unless either party shall give written notice of non-renewal to the other at least ninety days prior to the annual renewal date.

        The employment agreement provides for an annual base salary of $325,000. Each increase in Mr. Davis' base salary results in the new base salary under the employment agreement. The employment agreement also provides for a car allowance, as well as reimbursement by us for all reasonable expenses associated with the operation, maintenance, and insurance of such automobile. In addition, the agreement provides, among other things, the right to participate in any bonus plan approved by the Board of Directors, insurance, vacation, and other fringe benefits.

        Mr. Davis' employment agreement contains a severance provision applicable to a change in control. Generally, if Mr. Davis' employment is terminated involuntarily other than for cause or disability or if Mr. Davis voluntarily terminates his employment following our change in control, Mr. Davis will be entitled to a cash payment equal to two times his highest annualized base salary paid or payable to him at any time during the three years preceding such termination. In addition, following our change in control, for a period of 24 months following termination, Mr. Davis is entitled to continue participating in our health and other welfare benefit plans; provided, however, that if Mr. Davis is not permitted to participate in any of such plans in accordance with the administrative provisions of those plans and applicable federal and state law, we must pay or cause to be paid to Mr. Davis in cash an amount equal to the after-tax cost to him to obtain substantially similar benefits.

        If Mr. Davis' employment is terminated without cause, and no change in control has occurred, then Mr. Davis is entitled to continue to receive his base salary in effect on the date of termination for a period equal to the lesser of the number of months remaining in the employment period or 18 months. If Mr. Davis terminates his employment for specified events of good reason in the absence of a change in control, he is entitled to receive continued base salary for a period of 12 months.

        In the event that the amounts and benefits payable under the agreement are such that Mr. Davis becomes subject to the excise tax provisions of Code Section 4999, we will pay Mr. Davis such additional amount or amounts as will result in his retention (after the payment of all federal, state, and local excise, employment, and income taxes on such payments and the value of such benefits) of a net amount equal to the net amount Mr. Davis would have retained had the initially calculated payments and benefits been subject only to income and employment taxation.

        The employment agreement contains provisions restricting Mr. Davis' right to compete with us or solicit our employees or customers for:

  •
  the time period in which he receives any severance payments, in the event of an involuntary termination without cause or a voluntary termination for good reason absent a change in control;

  •
  18 months, in the event of an involuntary termination for cause or voluntary termination without good reason; and

  •
  six months, with respect to the non-competition restriction, and 18 months, with respect to the non-solicitation restriction, in the event Mr. Davis gives us notice to not renew his employment agreement.

        For purposes of Mr. Davis' employment agreement, the term "cause" means:

  •
  conviction of or plea of guilty or no contest to a felony or incarceration for a period of 45 consecutive days or more;

  •
  failure to follow the good faith lawful instructions of the Board of Directors with respect to its operations, following prior written notice of such instructions;

  •
  willful failure to substantially perform duties;

  •
  willful failure to enforce, or willful violation of, the material written policies and procedures;

  •
  fraud or willful malfeasance, dishonesty, or gross negligence; or

  •
  removal or prohibition from being an institution-affiliated party by a final order of an appropriate federal banking agency.

        For purposes of Mr. Davis' employment agreement, the term "good reason" means the occurrence of any of the following without Executive's consent:

  •
  a material adverse change in title, job description, or duties;

  •
  a reduction in base salary; or

  •
  a material breach of the agreement by us, which is not cured within 15 days of written notice from Mr. Davis to us.

Michael C. Herr

        We and VIST Insurance have entered into an employment agreement dated July 2, 2007 with Mr. Herr. The employment agreement has an initial term of three years and is automatically extended annually to provide for a term of three years from each annual renewal date unless either party shall give written notice of non-renewal to the other at least ninety days prior to the annual renewal date.

        The employment agreement provides for an annual base salary of $260,000. In the event we increase Mr. Herr's base salary, the increased salary becomes the new base salary under the employment agreement. For any consecutive six month period, Mr. Herr is entitled to receive a cash bonus if VIST Insurance meets pre-established earnings before income tax and amortization targets. We provide more information about this arrangement in the Compensation Discussion & Analysis. The employment agreement also provides for a car allowance, insurance, vacation, other fringe benefits, and the right to participate in any commercial referral plan and any bonus plan approved by the Board of Directors.

        Mr. Herr's employment agreement contains a severance provision applicable to a change in control. If Mr. Herr's employment is terminated involuntarily other than for cause or disability, or if Mr. Herr voluntarily terminates his employment for certain events of good reason following our change in control, Mr. Herr is entitled to receive a cash payment equal to two times his then annual base salary. However, if such termination is on account of a change in control which was approved in advance by at least two-thirds our directors then in office, in lieu of the foregoing, Mr. Herr is entitled to receive an amount equal to the sum of his current base salary and the average of the amounts paid to him (or otherwise accrued) annually during the employment term as bonuses.

        If Mr. Herr's employment is terminated without cause, and no change in control has occurred, then Mr. Herr is entitled to continue to receive his annual base salary in effect on the date of termination for the remainder of the then existing employment period.

        In the event any payment to Mr. Herr under the agreement would trigger a reduction in tax deductions under Code Section 280G, the amount of such payment shall be reduced to the maximum amount that can be paid without triggering the reduction in tax deductions.

        The employment agreement contains provisions restricting Mr. Herr's right to compete with us or solicit our employees or customers for:

  •
  the time period in which he receives any severance payments, in the event of an involuntary termination without cause or disability absent a change in control;

  •
  24 months, in the event of an involuntary termination for cause or voluntary termination without good reason;

  •
  the remaining term of the agreement, in the event we give Mr. Herr notice that we do not wish to renew his employment agreement;

  •
  12 months, in the event Mr. Herr gives us notice to not renew his employment agreement; and

  •
  12 months, in the event of an involuntary termination without cause or a voluntary termination for good reason following a termination after July 1, 2011 in connection with a board-approved change in control.

        For purposes of Mr. Herr's agreement, the term "cause" generally has the same meaning as defined under Mr. Davis' agreement, except that it also includes any intentional violation of the agreement, a breach of fiduciary duty involving personal profit, and Mr. Herr's loss or non-renewal of an insurance license.

        For purposes of Mr. Herr's employment agreement, the term "good reason" means any of the following events occurring after a change in control:

  •
  any reduction in responsibilities or authority;

  •
  the assignment to duties inconsistent with those in effect as of the change in control;

  •
  any reassignment to a location greater than 50 miles from the location of Mr. Herr's office on the date of the change in control;

  •
  any reduction in salary;

  •
  any failure to continue participation in any commission compensation or bonus plans or any material reduction in the potential benefits under any of such plans;

  •
  any failure to provide benefits at least as favorable as those enjoyed by him under any retirement or pension, life insurance, medical, health and accident, disability or other employee plans, or any material reduction in any of such benefits;

  •
  any requirement that Mr. Herr travel in performance of his duties for a significantly greater period of time than was required prior to a change in control; or

  •
  any sustained pattern of interruption or disruption for matters substantially unrelated to Mr. Herr's duties.

Neena M. Miller

        In order to compensate Ms. Miller for the forfeiture of certain compensation that she earned at her previous employer, we agreed to a sign-on bonus for Ms. Miller when she joined us in 2008. The sign-on bonus vests over a three-year period as follows:

  •
  $5,000 after 90 days of employment; and

  •
  $45,000 paid over three years in increments of $15,000.

        Ms. Miller received the initial $5,000 payment in 2008 and received a $15,000 payment in each of 2009 and 2010 in accordance with this arrangement. If Ms. Miller voluntarily terminates employment with us, she will forfeit any unvested portion of the sign-on bonus.

Change in Control Agreements

        We and VIST Bank are parties to change in control agreements with Messrs. Barrett and DeCesare and Ms. Miller.

        Each of these agreements provides the applicable officer with severance benefits in the event that we involuntarily terminate their employment without cause or the officer's employment terminates for certain specified events of good reason following our change in control. The agreements generally provide for a benefit in each case of one times the sum of:

  •
  the officer's highest annualized base salary in the year of termination of employment or over the two prior years; and

  •
  the highest cash bonus paid to the officer in the year of termination of employment or over the prior two years.

        Payments are made over a 12 month period or 24 month period commencing on the month following termination of employment. The officer is also entitled to a continuation of health and medical benefits for a one-year period.

        In the event any payment to the officer under the agreement would trigger a reduction in tax deductions under Code Section 280G, the amount of such payment will be reduced to the maximum amount that can be paid without triggering the reduction in tax deductions.

        The agreements contain provisions restricting the officer's right to compete with us or solicit our employees or customers for the period during which the officer receives severance under the agreements.

        For purposes of the change in control agreements, the term "good reason" means any of the following events occurring after a change in control:

  •
  any reduction in responsibilities or duties;

  •
  any reassignment to a location greater than 35 miles from the location of the officer's primary office on the date of the change in control;

  •
  any material reduction in salary;

  •
  any failure to provide benefits at least as favorable as those enjoyed by under any retirement or pension, life insurance, medical, health and accident, disability or other employee plans, or any material reduction in any of such benefits; or

  •
  any material breach of the agreements by us, coupled with a failure to cure.

Pension Benefits Table

        The following table provides certain information regarding the present value of accumulated benefits under the SERP for Mr. Barrett as of December 31, 2010. We describe the SERP in the Compensation Discussion and Analysis.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Edward C. Barrett	Supplemental Executive Retirement Plan	8	$312,723	$0

Compensation Upon Termination or Change in Control Table

        The following table sets forth certain information with respect to severance benefits under an employment agreement or change in control agreement with a named executive officer based on compensation received for the fiscal year ended December 31, 2010. As of December 31, 2010, the provisions of EESA prohibit us from making all of the payments set forth in the table, except for those paid upon disability, death, or, with respect to Mr. Barrett, under the SERP (excluding any benefit enhancements due to a change in control); provided that, with respect to the SERP, certain conditions are met. In the event that we repurchase the Series A Preferred Stock purchased by Treasury, the restrictions imposed by EESA relating to severance payments will terminate.

			Absent a change in control			Following a change in control
		Change in Control, Death, or Retirement	Disability	Involuntary Termination Not For Cause or Disability	Voluntary Termination For Good Reason	Disability	Voluntary Termination Not For Good Reason	Involuntary Termination Not For Cause or Disability OR Voluntary Termination For Good Reason
Robert D. Davis(4)	Base salary(1)	$0	$87,472	$87,472	$349,280	$699,998	$699,998	$699,998
	Medical continuation(1)	$0	$0	$2,815	$11,241	$22,446	$22,446	$22,446
	Value of accelerated stock options(2)	$0	$0	$0	$0	$0	$0	$0
	Value of accelerated restricted stock(2)	$25,060	$25,060	$0	$0	$25,060	$25,060	$25,060
	Potential excise tax gross-up	$0	$0	$0	$0	$0	$0	$0

	Total	$25,060	$112,532	$90,287	$360,520	$747,504	$747,504	$747,504

Edward C. Barrett(4)	Base salary(1)	$0	$0	$0	$0	$0	$0	$209,236
	Bonus(1)	$0	$0	$0	$0	$0	$0	$0
	Medical continuation(1)	$0	$0	$0	$0	$0	$0	$10,771
	Value of SERP(3)	$581,540	$431,212	$375,037	$375,037	$581,540	$581,540	$581,540
	Value of accelerated stock options(2)	$14,059	$14,059	$0	$0	$14,059	$14,059	$14,059
	Value of accelerated restricted stock(2)	$8,592	$8,592	$0	$0	$8,592	$8,592	$8,592
	Potential reduction in payout due to operation of Code Section 280G	$0	$0	$0	$0	$0	$0	$0

	Total	$604,190	$453,862	$375,037	$375,037	$604,190	$604,190	$824,198

Louis J. DeCesare, Jr.(4)	Base salary(1)	$0	$0	$0	$0	$0	$0	$184,678
	Bonus(1)	$0	$0	$0	$0	$0	$0	$0
	Medical continuation(1)	$0	$0	$0	$0	$0	$0	$14,084
	Value of accelerated stock options(2)	$11,379	$11,379	$0	$0	$11,379	$11,379	$11,379
	Value of accelerated restricted stock(2)	$8,592	$8,592	$0	$0	$8,592	$8,592	$8,592
	Potential reduction in payout due to operation of Code Section 280G	$0	$0	$0	$0	$0	$0	$0

	Total	$19,971	$19,971	$0	$0	$19,971	$19,971	$218,734

Neena M. Miller(4)	Base salary(1)	$0	$0	$0	$0	$0	$0	$184,678
	Bonus(1)	$0	$0	$0	$0	$0	$0	$14,974
	Medical continuation(1)	$0	$0	$0	$0	$0	$0	$13,556
	Value of accelerated stock options(2)	$13,276	$13,276	$0	$0	$13,276	$13,276	$13,276
	Value of accelerated restricted stock(2)	$8,592	$8,592	$0	$0	$8,592	$8,592	$8,592
	Potential reduction in payout due to operation of Code Section 280G	$0	$0	$0	$0	$0	$0	$0

	Total	$21,868	$21,868	$0	$0	$21,868	$21,868	$235,077

Michael Herr(4)	Base salary(1)(5)	$0	$0	$775,449	$0	$0	$0	$520,000
	Bonus(1)	$0	$0	$0	$0	$0	$0	$0
	Medical continuation(1)	$0	$0	$0	$0	$0	$0	$0
	Value of accelerated stock options(2)	$11,489	$11,489	$0	$0	$11,489	$11,489	$11,489
	Value of accelerated restricted stock(2)	$8,592	$8,592	$0	$0	$8,592	$8,592	$8,592
	Potential reduction in payout due to operation of Code Section 280G	$0	$0	$0	$0	$0	$0	$0

	Total	$20,081	$20,081	$775,449	$0	$20,081	$20,081	$540,081

(1)
For base salary, bonus and medical continuation payment calculation, and time and form of such payments, see "Executive Officer Agreements" and "Change in Control Agreements."

(2)
Values represent the "spread" value of stock options and market value of restricted stock as of December 31, 2010.

(3)
Payments commence at termination of employment, age 65 (upon a disability or termination prior to age 65 after a change in control), or within 60 days of death and are made in equal monthly installments for 15 years. Upon Mr. Barrett's death or retirement, he will receive an amount under his SERP equal to the amounts due following a change in control. For more information on Mr. Barrett's SERP, see "Deferred Compensation and Salary Continuation Agreements."

(4)
On December 19, 2008, we sold 25,000 shares of Series A Preferred Stock and an accompanying warrant to purchase our common stock to the United States Treasury under its TARP Capital Purchase Program. Section 111 of the EESA, as amended, generally prohibits a participant in the TARP Capital Purchase Program from making, during the period in which Treasury continues to hold our preferred stock, any payments to our senior executive officers and any of our next five most highly compensated employees as a result of their departure from the Company or a change in control (except for payments for services performed or benefits accrued). Accordingly, as of December 31, 2009, the provisions of Section 111 by their terms would prohibit the Company from making many, if not all, of the payments set forth in the table. In the event that the Company repurchases the Series A Preferred Stock purchased by Treasury on December 19, 2008, the restrictions imposed by Section 111 relating to severance payments terminate.

(5)
In the event of a termination on account of a change in control which was approved in advance by at least two-thirds of the board of directors, Mr. Herr would be entitled to receive $260,000, in lieu of the payment set forth in this item.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Policies and Procedures for Approving Related Persons Transactions

        Nasdaq Marketplace Rule 4250(h) requires that we conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by our Audit Committee or another independent body of the Board of Directors. As required under its charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving all transactions with any related party. Related parties include any of our directors or executive officers, certain of our shareholders and their immediate family members. This obligation is set forth in writing in the charter of the Audit Committee, which is available for review at our website at www.VISTfc.com or by contacting the Corporate Secretary.

        Our Code of Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify our Ethics Officer. A potential conflict exits whenever an individual has an outside interest—direct or indirect—which conflicts with the individual's duty to VIST or adversely affects the individual's judgment in the discharge of his or her responsibilities at VIST. The appearance of a conflict of interest may be just as damaging to our reputation as a real conflict of interest. Prior to consideration, our Board of Directors requires full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. The Board then determines whether the terms and conditions of the transaction are less favorable to us than those offered by unrelated third parties. If the Board makes this determination, the transaction must be approved by a majority of the independent directors entitled to vote on the matter with the interested director abstaining. Purchases and sales of real or personal property involving an affiliated person also require that we determine the value of the property from an independent outside appraiser. All of the transactions reported below under the heading "Transactions with Related Persons" were approved by our Board of Directors in accordance with these policies and procedures, and we believe that the terms of these transactions were not less favorable to us as those we could have obtained from unrelated third parties. The Code of Conduct and Ethics is available for review at our website at www.VISTfc.com or by contacting the Corporate Secretary.

        To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. The Board of Directors reviews related party transactions due to the potential for a conflict of interest. Each year, our directors and executive officers also review our Code of Conduct and Ethics.

Human Resources Committee Interlocks and Insider Participation

        No member of the Human Resources Committee (i) was, during the 2010 fiscal year, or had previously been, an officer or employee of VIST or our subsidiaries nor (ii) had any direct or indirect material interest in a transaction of VIST or a business relationship with VIST, in each case that would require disclosure under applicable rules of the SEC. No other interlocking relationship existed between any member of the Human Resources Committee or an executive officer of VIST, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand.

Transactions with Related Persons

        Some of our directors and officers, and the companies with which they are associated, are customers of, and during 2010 had banking transactions with, VIST Bank in the ordinary course of the bank's business, and intend to do so in the future. All loans and loan commitments included in such transactions were made in the ordinary course of business under substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and in the opinion of management, do not involve more than the normal risk of collection or present other unfavorable features. At December 31, 2010, total loans and commitments of approximately $8.3 million were outstanding to our executive officers and directors and their affiliated businesses, which represented approximately 6.3% of our shareholders' equity at such date.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and any persons owning ten percent or more of our common stock, to file in their personal capacities, initial statements of beneficial ownership, statements of change in beneficial ownership, and annual statements of beneficial ownership with the Securities and Exchange Commission. Persons filing such beneficial ownership statements are required by SEC regulations to furnish us with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in the proxy statement. To the best of our knowledge, there were no late filings during 2010.

MATTER NO. 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

        In connection with our participation in the U.S. Treasury's TARP Capital Purchase Program, we are required to submit a proposal allowing our shareholders to cast an advisory vote on the compensation paid to our named executive officers pursuant to the policies and programs described in the Compensation Discussion and Analysis and disclosed in the tables and narrative disclosure included in this Proxy Statement.

        As described in the Compensation Discussion and Analysis, our compensation program is designed to be sufficiently competitive to attract and retain qualified individuals. It is also designed to align the interests of management with the interests of shareholders with pay linked to performance and equity compensation for executive officers tied to corporate or individual performance goals.

        This Matter No. 2, commonly known as a "Say-on-Pay" proposal, gives you as a shareholder an opportunity to endorse or not endorse our executive compensation programs and polices through a vote on the following resolution:

        "RESOLVED, that the shareholders approve the compensation of the Company's executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission

(which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material) in this proxy statement."

        Because your vote is advisory, it will not be binding upon the Board of Directors. The Human Resources Committee of the Board of Directors will, however, take into account the results of the vote on this matter when considering future executive compensation programs and arrangements.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE ADVISORY (NON-BINDING) PROPOSAL ON EXECUTIVE COMPENSATION. The affirmative vote of a majority of all votes cast at the meeting is required to approve this proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this proposal. All proxies will be voted "FOR" approval of this proposal unless a shareholder specifies to the contrary on such shareholder's proxy card.

MATTER NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of directors has appointed Grant Thornton LLP ("Grant Thornton") as VIST's independent registered public accounting firm for the fiscal year ending December 31, 2011. The appointment was recommended by the Audit Committee and is subject to shareholder ratification at this meeting. If our shareholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

        Representatives from VIST's independent registered public accounting firm are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

        Fees paid to our independent registered accounting firm for the years ended December 31, 2010 and 2009 are set forth in this proxy statement, under "Audit and Other Fees."

        Dismissal of ParenteBeard LLC.    On January 24, 2011, the Company informed ParenteBeard LLC ("ParenteBeard") that it has been dismissed as the Company's independent registered public accounting firm effective immediately after the filing of the Company's annual report on Form 10-K for the year ended December 31, 2010. On January 26, 2011, Grant Thornton was engaged as the Company's independent registered public accounting firm, effective immediately after the effective date of ParenteBeard's dismissal. The dismissal of ParenteBeard as the Company's independent registered public accounting firm and the engagement of Grant Thornton as the new independent registered public accounting firm were approved by the Audit Committee of the Company.

        Prior to engaging Grant Thornton, the Company did not consult with Grant Thornton regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or regarding the type of audit opinion that might be rendered by Grant Thornton on the Company's financial statements, and Grant Thornton did not provide any written report or oral advice that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

        For the years ended December 31, 2010, 2009 and 2008, through January 24, 2011, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to such disagreement in its reports.

        For the years ended December 31, 2010, 2009 and 2008, through January 24, 2011, there was one "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K, relating to disclosure of a material weakness in internal control over financial reporting. On March 26, 2010, the Company amended its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Forms 10-Q for the quarters ended September 30, 2008, March 31, 2009 and June 30, 2009, to restate the financial statements relating to these periods to properly account for interest rate swaps that were incorrectly designated as cash flow hedging relationships under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." The accounting errors and the corresponding restatements resulted in management's determination that a material weakness existed with respect to the internal controls over financial reporting related to accounting for the fair value of junior subordinated debt and related interest rate swaps at December 31, 2008. The material weakness existed at September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009 and was not identified until November 2009. To remediate the material weakness, the Company added a review specifically for disclosures and accounting treatment for all complex financial instruments acquired or disposed of during each reporting period. The identified material weakness related only to the applicable accounting treatment for these complex financial instruments. There were no other "reportable events" as such term is defined in Regulation S-K.

        The reports of ParenteBeard on the Company's financial statements for the fiscal years ended December 31, 2010, 2009 and 2008 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        We provided ParenteBeard with a copy of the Current Report on Form 8-K regarding the change in our certifying accountant prior to its filing with the SEC and requested ParenteBeard to furnish VIST with a letter addressed to the SEC stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated January 26, 2011, and filed as Exhibit 16.1 to this Current Report, is incorporated by reference herein.

        Resignation of Beard Miller Company LLP and Merger with Parente Randolph LLC.    On October 1, 2009, we were notified that the audit practice of Beard Miller Company LLP ("Beard Miller"), an independent registered public accounting firm, was combined with Parente Randolph LLC in a transaction pursuant to which Beard Miller combined its operations with Parente Randolph LLC and certain of the professional staff and partners of Beard Miller joined Parente Randolph LLC, which was renamed ParenteBeard LLC, either as employees or as partners of ParenteBeard. Beard Miller had acted as VIST's independent registered public accounting firm continuously since 1990. On October 1, 2009, Beard Miller resigned as the auditors of VIST and, with the approval of the Audit Committee, ParenteBeard was engaged as VIST's independent registered public accounting firm.

        Prior to engaging ParenteBeard, we did not consult with Parente Randolph LLC regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard on our financial statements, and Parente Randolph LLC did not provide any written or oral advice that was an important factor considered by us in reaching a decision as to any such accounting, auditing or financial reporting issue.

        The report of independent registered public accounting firm of Beard Miller regarding VIST's financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the date of resignation, there were no disagreements with Beard Miller on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard Miller, would have caused it to make reference to such disagreement in its reports.

        We provided Beard Miller with a copy of the Current Report on Form 8-K regarding the change in our certifying accountant prior to its filing with the SEC and requested Beard to furnish VIST with a letter addressed to the SEC stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated October 1, 2009, and filed as Exhibit 16.1 to this Current Report, is incorporated by reference herein.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the meeting is required to approve this proposal. Abstentions will not constitute or be counted as votes cast for purposes of this proposal. All proxies will be voted "FOR" approval of this proposal unless a shareholder specifies to the contrary on such shareholder's proxy card.

ADDITIONAL INFORMATION

Principal Shareholders

        The following table sets forth, as of February 11, 2011, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent of our common stock, the number of shares beneficially owned by such person, and the percentage of the common stock owned.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Ownership		Percentage of Shares Outstanding
The Banc Funds Company, L.L.C. 20 North Wacker Drive Suite 3300 Chicago, Illinois 60606	360,397	(1)	5.50%

(1)
Based upon a Schedule 13G filing dated February 11, 2011 made with the Securities and Exchange Commission. The Schedule 13G was filed jointly by Banc Fund VI, L.P., an Illinois limited partnership, with respect to 204,131 shares of the Company's common stock, and Banc Fund VII, L.P., an Illinois limited partnership, with respect to 156,266 shares of the Company's common stock. According to the Schedule 13G, the Banc Funds Company, L.L.C. has sole voting and investment power with respect to the shares beneficially owned.

Other Matters

        Management knows of no business other than as described above that is planned to be brought before the meeting. However, should any other matters arise, the persons named on the enclosed proxy will vote thereon to their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jenette L. Eck, Secretary

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000093119_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following Class II nominees to serve until 2014: 1. Election of Directors Nominees 01 Patrick J. Callahan 02 Robert D. Davis 03 Charles J. Hopkins 04 Michael J. O'Donoghue VIST FINANCIAL CORP ATTN: DONNA KOWALSKI 1240 BOADCASTING ROAD PO BOX 6219 WYOMISSING, PA 19610 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the appointment of Grant Thorton as the Company's independent auditors for the year 2011. 3 To cast an advisory vote on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000093119_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Shareholder Letter is/are available at www.proxyvote.com . VIST FINANCIAL CORP Annual Meeting of Shareholders April 26, 2011 10:00 AM THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I/We hereby appoint Donna Kowalski, as proxy, with full power to appoint her substitute, and hereby authorizes her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of VIST FINANCIAL CORP. ('the Company") held of record by me/us on March 1, 2011 at the Annual Meeting of shareholders to be held at 10:00 AM, EST on April 26, 2011, at the Reading Crowne Hotel 1741 Papermill Road Wyomissing, PA 19610, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side